Exhibit 99.1

NOTICE OF ANNUAL GENERAL MEETING

and

MANAGEMENT INFORMATION CIRCULAR

DATED AS OF April 23, 2026

for the

ANNUAL GENERAL MEETING OF SHAREHOLDERS

of

NEXMETALS MINING CORP.

to be held on MAY 27, 2026

NEXMETALS MINING CORP.

1111 West Hastings Street, 15th Floor

Vancouver, BC, V6E 2J3

Phone: 1-866-794-6396

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TAKE NOTICE that the annual general meeting (the “Meeting”) of shareholders (the “Shareholders”) of NexMetals Mining Corp. (“NEXM” or the “Company”) will be conducted virtually via a live webcast at https://meetnow.global/MJP42UA on Wednesday, May 27, 2026, at 9:00 a.m. (Vancouver time), for the following purposes:

1.	to receive and consider the audited consolidated financial statements of the Company for the financial year ended December 31, 2025, together with the auditor’s report thereon;

2.	to elect eight (8) directors of the Company for the ensuing year (the “Director Election Resolution”), being Paul Martin, Mark Christensen, Jason LeBlanc, Keith Marshall, Warwick Morley-Jepson, André van Niekerk, Philipa Varris and Sean Whiteford, to take office immediately after the Meeting, all as more particularly described in the accompanying management information circular dated April 23, 2026 (the “Information Circular”);

3.	to appoint the independent auditor of the Company for the ensuing year and to authorize the directors of the Company to fix the remuneration to be paid to the auditor (the “Auditor Appointment Resolution”);

4.	to consider and, if thought advisable, pass, with or without variation, an ordinary resolution (the “Omnibus Plan Resolution”) confirming and approving the Company’s omnibus equity incentive plan, the full text of which is included as Appendix “E” attached to the Information Circular; and

5.	to transact such further or other business as may properly come before the Meeting and any adjournments thereof.

The accompanying Information Circular provides additional information relating to the matters to be dealt with at the Meeting and is deemed to form part of this Notice of Meeting. The full text of the Resolutions is set forth in Appendix “B” – “Resolutions to be Approved at the Meeting” to the Information Circular.

The Board unanimously recommends that Common Shareholders vote “FOR” the Resolutions.

The record date for the determination of Common Shareholders entitled to receive notice of and to vote at the Meeting is the close of business on April 22, 2026 (the “Record Date”). Only Common Shareholders, whose names have been entered in the register of Common Shareholders as of the close of business on the Record Date will be entitled to receive notice of and to vote at the Meeting. Each Common Share entitled to vote at the Meeting will entitle the holder thereof to one vote at the Meeting.

The Meeting will be conducted as a virtual-only meeting. Registered Common Shareholders (as defined in the Information Circular) and duly appointed proxyholders can attend the Meeting online at https://meetnow.global/MJP42UA, where they can participate, vote, or submit questions during the Meeting’s live webcast. Non-registered Common Shareholders (being those who beneficially own Common Shares that are registered in the name of an intermediary such as a bank, trust company, securities broker or other nominee, or in the name of a depository of which the intermediary is a participant) who have not duly appointed themselves as proxyholder will be able to attend the Meeting online as guests, but will not be able to vote or ask questions at the Meeting.

In order for a Common Shareholder to be represented by proxy at the Meeting, they are requested to complete, date, sign and return, in the envelope provided for that purpose, the accompanying form of proxy (the “Proxy”) for use at the Meeting or any adjournment thereof. To be effective, the Proxy must be received by our transfer agent, Computershare Investor Services Inc. (Attention: Proxy Department, by mail: 320 Bay Street, 14th Floor Toronto, ON M5H 4A6), no later than 9:00 a.m. (Vancouver time) on Monday, May 25, 2026, or no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time to which the Meeting may be adjourned. Notwithstanding the foregoing, the Chair of the Meeting has the discretion to accept Proxies received after such deadline. A Common Shareholder may use the Internet (www.investorvote.com) or telephone (1-866-732-VOTE (8683)) to transmit voting instructions on or before the date and time noted above, and may also use the Internet to appoint a proxyholder to attend and vote on behalf of the Common Shareholder at the Meeting. For information regarding voting or appointing a proxy, see the Proxy and/or the section entitled “Proxy Related Information” in the accompanying Information Circular.

If a Common Shareholder has received more than one Proxy because such holder owns Common Shares registered in different names or addresses, each Proxy should be completed and returned.

If you are a non-registered holder of Common Shares and have received these materials through your broker, custodian, nominee or other intermediary, please complete and return the Proxy or voting instruction form provided to you by your broker, custodian, nominee or other intermediary in accordance with the instructions provided therein.

The Proxy confers discretionary authority with respect to: (i) amendments or variations to the matters to be considered at the Meeting; and (ii) other matters that may properly come before the Meeting. As of the date hereof, management of NEXM knows of no amendments, variations or other matters to come before the Meeting other than the matters set forth in this Notice of Meeting. Common Shareholders who are planning on returning the accompanying Proxy are encouraged to review the Information Circular carefully before submitting the Proxy.

A copy of the Information Circular, the Proxy or voting instruction form (as applicable) and a financial statement request form accompany this Notice of Meeting.

Dated at the City of Vancouver, in the Province of British Columbia, this 23rd day of April, 2026.

BY ORDER OF THE BOARD OF DIRECTORS

“Sean Whiteford”

Sean Whiteford
Chief Executive Officer and Director
NexMetals Mining Corp.

Whether or not you expect to attend the Meeting, please complete, date, sign and return the accompanying Proxy at your earliest convenience. The Information Circular provides further information respecting Proxies and the matters to be considered at the Meeting and is deemed to form part of this Notice of Meeting.

TABLE OF CONTENTS

GENERAL INFORMATION	3
PROXY RELATED INFORMATION AND VOTING INSTRUCTIONS	3
Solicitation of Proxies	3
Participation at the Meeting	3
Appointment and Revocation of Proxy	4
Notice-and-Access Rules	6
Voting of Common Shares and Exercise of Discretion of Proxies	6
Interest of Certain Persons in Matters to be Acted Upon	7
Voting Securities and Principal Holders	7
Corporate Governance	7
Audit Committee and Relationship with Auditors	8
Other Matters	8
Additional Information	8
STATEMENT OF EXECUTIVE COMPENSATION	8
Compensation Discussion and Analysis	8
Performance Graph	11
Summary Compensation Table	12
Incentive Plan Awards	13
Incentive Plan Awards – Value Vested or Earned During the Year	14
Pension Disclosure	19
Recovery of Erroneously Awarded Compensation	19
Employment and Consulting Agreements and Termination and Change of Control Benefits	19
Estimated Incremental Payments	22
Director Compensation Table	23
Director Outstanding Share-Based Awards and Option-Based Awards	24
Director Incentive Plan Awards – Value Vested or Earned during the Year	24
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	24
INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS	25
INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS	25
PARTICULARS OF MATTERS TO BE ACTED UPON AT THE MEETING	25
Financial Statements	25
Election of the Directors	26
Appointment and Remuneration of Auditor	31
Approval of the Omnibus Plan	31
APPROVAL	31
APPENDIX “A” – GLOSSARY	A-1
APPENDIX “B” – RESOLUTIONS TO BE APPROVED AT THE MEETING	B-1
Director Election Resolution	B-1
Auditor Appointment Resolution	B-1
Omnibus Plan Resolution	B-1
APPENDIX “C” – CORPORATE GOVERNANCE DISCLOSURE	C-1
Item 1: Board Of Directors	C-1
Item 2: Board Mandate	C-2
Item 3: Position Descriptions	C-2
Item 4: Orientation and Continuing Education	C-2
Item 5: Ethical Business Conduct	C-3
Item 6: Nomination of Directors	C-3
Item 7: Compensation	C-4
Item 8: Other Board Committees	C-4
Item 9: Assessments	C-4
Item 10: Director Term Limits	C-5
Item 11: Board and Senior Management Diversity Disclosure	C-5
SCHEDULE “A” TO APPENDIX “C” – BOARD MANDATE	C-6
APPENDIX “D” – AUDIT COMMITTEE DISCLOSURE	D-1
Item 1: The Audit Committee Charter	D-1
Item 2: Composition of the Audit & Risk Management Committee	D-1
Item 3: Relevant Education and Experience	D-1
Item 4: Audit & Risk Management Committee Oversight	D-2
Item 5: Reliance on Certain Exemptions	D-2
Item 6: Pre-Approval Policies and Procedures	D-2
Item 7: External Auditor Service Fees (By Category)	D-3
SCHEDULE “A” TO APPENDIX “D” – AUDIT & RISK MANAGEMENT COMMITTEE CHARTER	D-4
APPENDIX “E” – OMNIBUS PLAN	E-1

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GENERAL INFORMATION

All capitalized terms used in this Information Circular (including the Appendices, unless otherwise stated) but not otherwise defined herein have the meanings set forth in Appendix “A” - “Glossary” to this Information Circular. Information contained in this Information Circular is given as of the Record Date of April 22, 2026, unless otherwise specifically stated.

PROXY RELATED INFORMATION AND VOTING INSTRUCTIONS

Solicitation of Proxies

This Information Circular is provided in connection with the solicitation of proxies by the management of NEXM for use at the annual general meeting of the Common Shareholders to be held on May 27, 2026, at the time and place and for the purposes set out in the accompanying Notice of Meeting and at any adjournment thereof. The solicitation will be made primarily by mail and may also be supplemented by telephone or other personal contact to be made without special compensation by directors, officers and employees of the Company. The Company will bear the cost of this solicitation. The Company will not reimburse shareholders, nominees or agents for the cost incurred in obtaining from their principals authorization to execute forms of proxy.

Participation at the Meeting

The Meeting will be hosted online by way of a live webcast. Common Shareholders will not be able to attend the Meeting in person. A summary of the information Common Shareholders will need to attend the online Meeting is provided below. The Meeting will begin at 9:00 a.m. (Vancouver time) on May 27, 2026.

●	Registered Common Shareholders: To participate in the Meeting, please go to https://meetnow.global/MJP42UA prior to the start of the Meeting to login. Click on “Shareholder” and enter your 15-digit control number, which is located on the Proxy or in the email notification you received. Registered Common Shareholders will be able to vote and submit questions during the Meeting.

●	Duly Appointed Proxyholders: To participate in the Meeting, please go to https://meetnow.global/MJP42UA prior to the start of the Meeting to login. Click on “Invitation” and enter your Invite Code. Duly appointed proxyholders will be able to vote and submit questions during the Meeting. The Company’s transfer agent, Computershare Investor Services Inc. (“Computershare”), will provide the proxyholder with an Invite Code after the voting deadline has passed. Please see details under the heading “Appointment and Revocation of Proxy.”

●	Beneficial Common Shareholders: Participating and voting at the meeting will only be available for Registered Common Shareholders and duly appointed proxyholders. In order for a Beneficial Common Shareholder to participate and vote at the Meeting, they must appoint themselves as a proxyholder. Please see details under the heading “Appointment and Revocation of Proxy.” Beneficial Common Shareholders who have not appointed themselves as proxyholders to participate and vote at the Meeting may login as a guest by clicking on “Guest” and completing the online form; however, they will not be able to vote or submit questions.

●	United States Beneficial Shareholders: To attend and vote at the virtual Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the Meeting. Follow the instructions from your broker or bank included with the proxy materials or contact your broker or bank to request a legal form of proxy. After first obtaining a valid legal proxy from your broker, bank or other agent, you must submit a copy of your legal proxy to Computershare in order to register to attend the meeting. Requests for registration should be sent:

By mail to:	Computershare 320 Bay Street, 14th Floor Toronto, Ontario M5H 4A6
OR

By email to:	uslegalproxy@computershare.com

Requests for registration must be labeled as “Legal Proxy” and be received no later than May 25, 2026 at 9:00 a.m. (Vancouver time). You may attend the Meeting and vote your shares at https://meetnow.global/MJP42UA during the Meeting. Please note that you are required to register your appointment at http://www.computershare.com/Nexmetals.

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The virtual meeting platform is fully supported across most commonly used web browsers (note: Internet Explorer is not a supported browser). We encourage you to access the Meeting prior to the start time. It is important that you are connected to the internet at all times during the Meeting in order to vote when balloting commences.

Appointment and Revocation of Proxy

Registered Common Shareholders

Registered Common Shareholders may vote their Common Shares by attending the Meeting or by completing the enclosed Proxy. Registered Common Shareholders should deliver their completed Proxies to Computershare Investor Services Inc., Proxy Department, 320 Bay Street, 14th Floor, Toronto, ON M5H 4A6 (by mail, telephone or internet according to the instructions on the Proxy), not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting. Otherwise, the shareholder will not be entitled to vote at the Meeting by proxy.

The persons named in the Proxy are directors and officers of the Company and are proxyholders nominated by management. A Common Shareholder has the right to appoint a person or company other than the nominees of management named in the enclosed instrument of Proxy to represent such Common Shareholder at the Meeting. To exercise this right, a Common Shareholder must insert the name of its nominee in the blank space provided. A person appointed as a proxyholder need not be a Common Shareholder.

A registered Common Shareholder may revoke a Proxy by:

(a)	signing a Proxy with a later date and delivering it at the place and within the time noted above;

(b)	signing and dating a written notice of revocation (in the same manner as the Proxy is required to be executed, as set out in the notes to the Proxy) and delivering it to the registered office of the Company, located at 1111 W Hastings St, 15th Floor, Vancouver, BC V6E 2J3, at any time up to and including the last Business Day preceding the day of the Meeting, or any adjournment thereof at which the Proxy is to be used, or to the Chairman of the Meeting on the day of the Meeting or any adjournment thereof;

(c)	attending the meeting via the webcast and accepting the terms and conditions when entering the meeting online, in which case any votes cast by such shareholder on a ballot will be counted and the submitted Proxy will be disregarded; or

(d)	in any other manner provided by law.

Common Shareholders who wish to appoint a third-party proxyholder MUST register with Computershare at http://www.computershare.com/Nexmetals after submitting their Proxy in order to receive an Invite Code for the Meeting. Registering your proxyholder (other than those designated in the accompanying form of proxy) is an additional step once you have submitted your Proxy. Failure to register such proxyholder will result in the proxyholder not receiving an Invite Code to participate in the Meeting. To register a proxyholder, shareholders must visit http://www.computershare.com/Nexmetals by May 25, 2026 at 9:00 a.m. (Vancouver time) and provide Computershare with their proxyholder’s contact information, so that Computershare may provide the proxyholder with an Invite Code via email. Without an Invite Code, third party proxyholders will not be able to vote at the Meeting.

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Beneficial Common Shareholders

The information set forth in this section is of significant importance to many Common Shareholders, as many Common Shareholders do not hold their Common Shares in their own name. Common Shareholders holding their Common Shares through banks, trust companies, securities dealers or brokers, trustees or administrators of self-administered RRSP’s, RRIF’s, RESP’s and similar plans or other persons or otherwise not in their own name (“Beneficial Common Shareholders”) should note that only Proxies deposited by Common Shareholders appearing on the records maintained by NEXM’s transfer agent as Registered Common Shareholders will be recognized and allowed to vote at the Meeting. If a Common Shareholder’s Common Shares are listed in an account statement provided to the Common Shareholder by a broker, in all likelihood those shares are not registered in the Common Shareholder’s name and that shareholder is a Beneficial Common Shareholder. Such Common Shares are most likely registered in the name of the Common Shareholder’s broker or an agent of that broker. In Canada the vast majority of such shares are registered under the name of “CDS & Co.”, the registration name for The Canadian Depository for Securities, which acts as nominee for many Canadian brokerage firms. Common Shares held by brokers (or their agents or nominees) on behalf of a broker’s client can only be voted at the Meeting at the direction of the Beneficial Common Shareholder. Without specific instructions, brokers and their agents and nominees are prohibited from voting shares for the broker’s clients. Therefore, each Beneficial Common Shareholder should ensure that voting instructions are communicated to the appropriate party well in advance of the Meeting.

Regulatory policies require Intermediaries to seek voting instructions from Beneficial Common Shareholders in advance of shareholder meetings. Beneficial Common Shareholders have the option of not objecting to their Intermediary disclosing certain ownership information about themselves to NEXM (such Beneficial Common Shareholders are designated as non-objecting beneficial owners, or “NOBOs”) or objecting to their Intermediary disclosing ownership information about themselves to NEXM (such Beneficial Common Shareholders are designated as objecting beneficial owners, or “OBOs”).

In the case of NOBOs, Proxy-related materials and VIF may have either: (a) been sent by the Company (or its agent) directly to NOBOs, or (b) been sent by the Company (or its agent) to intermediaries holding on behalf of NOBO’s for distribution to such shareholder, as is the case for this Meeting. If you are a NOBO and the Company (or its agent) has sent the Proxy materials directly to you, your personal information has been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf. By choosing to send these materials to you directly, the Company (and not the intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions.

As it relates to OBOs, NEXM does not intend to pay for Intermediaries to forward Proxy-related materials and VIFs to OBOs under NI 54-101.

Meeting Materials sent to Beneficial Common Shareholders are accompanied by a VIF, instead of a Proxy. By returning the VIF in accordance with the instructions noted on it, a Beneficial Common Shareholder is able to instruct the Intermediary (or other registered shareholder) how to vote the Beneficial Common Shareholder’s Common Shares on the Beneficial Common Shareholder’s behalf. For this to occur, it is important that the VIF be completed and returned in accordance with the specific instructions noted on the VIF.

The majority of Intermediaries now delegate responsibility for obtaining instructions from Beneficial Common Shareholders to Broadridge Investor Communications Corporation (“Broadridge”) in Canada. Broadridge typically prepares a machine-readable VIF, mails these VIFs to Beneficial Common Shareholders and asks Beneficial Common Shareholders to return the VIFs to Broadridge, usually by way of mail, the Internet or telephone. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at the Meeting by proxies for which Broadridge has solicited voting instructions. A Beneficial Common Shareholder who receives a VIF from Broadridge cannot use that form to vote shares directly at the Meeting. The VIF must be returned to Broadridge (or instructions respecting the voting of shares must otherwise be communicated to Broadridge) well in advance of the Meeting in order to have the shares voted. If you have any questions respecting the voting of shares held through an Intermediary, please contact that Intermediary for assistance.

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In any case, the purpose of this procedure is to permit Beneficial Common Shareholders to direct the voting of the shares, which they beneficially own. A Beneficial Common Shareholder receiving a VIF cannot use that form to vote Common Shares directly at the Meeting – Beneficial Common Shareholders should carefully follow the instructions set out in the VIF including those regarding when and where the VIF is to be delivered.

If a Beneficial Common Shareholder or their nominee plans to attend the Meeting and vote, the Beneficial Common Shareholder must appoint themselves or their nominee, as applicable, as proxy using the VIF. Beneficial Common Shareholders should carefully follow the instructions of their intermediary, including those regarding when and where the VIF is to be delivered. In order to vote at the Meeting, Beneficial Common Shareholders who appoint themselves or a nominee as a proxyholder MUST register with Computershare at http://www.computershare.com/Nexmetals after submitting their VIF in order to receive an Invite Code for the Meeting. Registering a proxyholder is an additional step once the Beneficial Common Shareholder has submitted its VIF. Failure to register the proxyholder will result in the proxyholder not receiving an Invite Code to participate in the Meeting. To register a proxyholder, Beneficial Common Shareholders MUST visit http://www.computershare.com/Nexmetals by May 25, 2026 at 9:00 a.m. (Vancouver time) and provide Computershare with their proxyholder’s contact information, so that Computershare may provide the proxyholder with an Invite Code via email. Without an Invite Code, proxyholders will not be able to vote at the Meeting.

Only Registered Common Shareholders have the right to revoke a Proxy. A Beneficial Common Shareholder who wishes to change its vote must, at least seven days before the Meeting, arrange for its Intermediary to revoke its VIF on its behalf.

All references to Common Shareholders in this Information Circular and the accompanying instrument of Proxy and Notice of Meeting are to Registered Common Shareholders, unless specifically stated otherwise.

Notice-and-Access Rules

The Company has elected to not use the notice-and-access provisions under NI 51-102 and NI 54-101 (together with NI 51-102, the “Notice-and-Access Provisions”) for the Meeting. The Notice-and-Access Provisions are a set of rules developed by the Canadian Securities Administrators that allows issuers to post electronic versions of proxy-related materials on-line, via the SEDAR+ and one other website, rather than mailing paper copies of such materials to Shareholders.

Voting of Common Shares and Exercise of Discretion of Proxies

If a Common Shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares represented by Proxy will be voted or withheld from voting by the proxyholder in accordance with those instructions on any ballot that may be called for. In the enclosed Proxy, in the absence of any instructions in the Proxy, it is intended that such Common Shares will be voted by the proxyholder, if a Nominee of management, in favour of the motions proposed to be made at the Meeting as stated under the headings in the Notice of Meeting accompanying this Information Circular. If any amendments or variations to such matters, or any other matters, are properly brought before the Meeting, the proxyholder, if a Nominee of management, will exercise its discretion and vote on such matters in accordance with the proxyholder’s best judgment.

The instrument of Proxy enclosed, in the absence of any instructions in the Proxy, also confers discretionary authority on any proxyholder other than the nominees of management named in the instrument of Proxy with respect to the matters identified herein, amendments or variations to those matters, or any other matters which may properly be brought before the Meeting. To enable a proxyholder to exercise its discretionary authority, a Common Shareholder must strike out the names of the nominees of management in the enclosed instrument of Proxy and insert the name of its nominee in the space provided and not specify a choice with respect to the matters to be acted upon. This will enable the proxyholder to exercise its discretion and vote on such matters in accordance with the proxyholder’s best judgment.

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At the time of printing this Information Circular, management of NEXM is not aware that any amendments or variations to existing matters or new matters are to be presented for action at the Meeting, other than as set forth in the accompanying Notice of Meeting.

Interest of Certain Persons in Matters to be Acted Upon

Other than as set forth herein, management of the Company is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any of the following persons in any matter to be acted upon at the Meeting other than the election of directors or the appointment of auditors:

(a)	each person who has been a director or executive officer of NEXM at any time since the beginning of the Company’s last financial year;

(b)	each proposed Nominee for election as a director of the Company; and

(c)	each associate or affiliate of any of the foregoing.

Voting Securities and Principal Holders

As of the date of this Information Circular, the Company’s authorized capital consisted of an unlimited number of Common Shares and 20,000,000 Preferred Shares, which Preferred Shares do not carry the right to vote at the Meeting and of which 4,000,000 are authorized to be designated as series 1 convertible preferred shares (the “Series 1 Convertible Preferred Shares”). Common Shareholders of record at the close of business on April 22, 2026 (being the Record Date) who either personally attend the Meeting or who have completed and delivered a Proxy in the manner and subject to the provisions described above, shall be entitled to vote, or to have their Common Shares voted, at the Meeting or at any adjournment thereof.

As at the Record Date, 35,648,164 Common Shares were issued and outstanding, each share carrying the right to one vote. As at the Record Date, 118,186 Preferred Shares were outstanding, designated as Series 1 Convertible Preferred Shares.

To the knowledge of the directors and executive officers of the Company, as of the date of the Record Date, no person or company owns or controls, directly or indirectly, 10% or more of the issued and outstanding Common Shares, except as stated below.

Name of Shareholder	Number of Common Shares(1)	Percentage of Issued and Outstanding Common Shares(1)
EdgePoint Investment Group Inc.	6,250,553(2)	17.5%

Notes:

(1)	The information as to Common Shares beneficially owned, controlled or directed, directly or indirectly, not being within the knowledge of the Company has been obtained by the Company from publicly disclosed information and/or furnished by the Common Shareholder listed above. The percentage ownership of Common Shares is calculated using the issued and outstanding Common Shares as of the Record Date.
(2)	In addition to these Common Shares, EdgePoint Investment Group Inc. also beneficially owns or controls, directly or indirectly, 5,744,705 warrants to purchase Common Shares. Assuming the conversion of these warrants, EdgePoint Investment Group Inc. beneficially owns or controls, directly or indirectly 29.0% of the Common Shares on a partially-diluted basis.

Corporate Governance

See Appendix “C” – “Corporate Governance Disclosure” to this Information Circular.

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Audit Committee and Relationship with Auditors

See Appendix “D” – “Audit Committee Disclosure” to this Information Circular.

Other Matters

It is not known whether any other matters will come before the Meeting other than those set forth above and in the accompanying Notice of Meeting. However, if any other matters are properly brought before the Meeting, the nominees of management named in the Proxy intend to vote on any such matter, in accordance with their best judgment, exercising discretionary authority with respect to amendments or variations of matters ratified in the Notice of Meeting.

Additional Information

Additional information about the Company is available on SEDAR+ (http://www.sedarplus.ca) under NEXM’s issuer profile, including NEXM’s financial statements and management’s discussion and analysis. The audited consolidated financial statements of the Company for the year ending December 31, 2025, together with the auditor’s report thereon, will be presented at the Meeting. Copies of the financial statements and management discussion and analysis of the Company can be requested from the Company at 1111 West Hastings Street, 15th Floor, Vancouver, BC, V6E 2J3.

STATEMENT OF EXECUTIVE COMPENSATION

The purpose of this section is to describe the compensation of the executive officers and the directors of the Company in accordance with Form 51-102F6 – Statement of Executive Compensation of the Canadian Securities Administrators. The Company is required to disclose certain financial and other information related to the compensation of any individual who acted as a Chief Executive Officer (“CEO”) or Chief Financial Officer (“CFO”) for any part of the most recently completed financial year and the three most highly compensated executive officers of the Company, including any of its subsidiaries, or the three most highly compensated individuals acting in a similar capacity, other than the CEO and CFO, whose total compensation was more than $150,000 for the financial year (as at December 31, 2025) (collectively, the “Named Executive Officers” or “NEOs”) and for the directors of the Company.

For the financial year ended December 31, 2025, the Company had seven individuals that qualified as NEOs:

●	Morgan Lekstrom, Chief Executive Officer and Director

●	Brett MacKay, Senior Vice President and Chief Financial Officer

●	Peter Rawlins, Former Senior Vice President and Former Chief Financial Officer

●	Paul Martin, Interim Chief Executive Officer and Director

●	Boris Kamstra, Chief Operating Officer of PRIL

●	Sean Whiteford, President of PRIL

●	Kneipe Setlhare, President of PNGPL and PNRPL

Compensation Discussion and Analysis

Objectives

The Company’s executive compensation objective is to attract and retain talented executive officers and encourage them to focus on long-term objectives and promote alignment of interests with that of the Company. To achieve this, the Company’s executive compensation program has three principal components: base salaries or consulting fees, annual bonuses and long-term equity incentive awards in the form of Options and RSUs. These principal components are defined herein. Base salaries or consulting fees are intended to retain executives, annual bonuses reward contributions to advancing the Company’s objectives, and long-term equity incentives create alignment between executives and shareholder interests.

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Determination of Compensation

The Board, with the assistance of the Compensation Committee (“CC”), is responsible for overseeing the Company’s remuneration policies and practices and determining the compensation of the executive officers and directors. The CC meets at least twice annually to determine such compensation on a discretionary basis and in accordance with the Company’s executive compensation program.

As of the Record Date, the CC comprised of Paul Martin (Chair), Jason LeBlanc, Mark Christensen, and Chris Leavy. The Board has determined that Martin, LeBlanc, Christensen and Leavy are all independent within the meaning of Section 1.4 of National Instrument 52-110 – Audit Committees and Rule 5605 of the Nasdaq Stock Market (“Nasdaq”) listing standards (the “Nasdaq Listing Rules”). Each member of the CC brings prior experience in establishing compensation programs and determining appropriate compensation levels at other organizations. Notably, Mr. Martin also serves on the Compensation Committee of RPX Gold Inc. and Mr. Christensen, while serving as Vice Chairman and Head of Global Sales and Trading at GMP Securities, served as a member of the Compensation Committee. The members of the CC possess a broad range of skills, professional designations, and senior executive experience. Collectively, the CC includes individuals with extensive backgrounds in corporate governance, talent management, executive leadership, finance, and the mining industry, providing the expertise necessary to evaluate and oversee the Company’s compensation policies and practices.

Compensation Elements

Base Compensation

The Company provides executive officers with base salaries or consulting fees, which represent their minimum compensation for services rendered, or expected to be rendered. The executive officers’ base compensation depends on the scope of their experience, responsibilities, leadership skills, performance, length of service, general industry trends and practices, competitiveness and the Company’s existing financial resources.

The amount of base compensation is determined through negotiation of employment terms with each executive officer and is determined on an individual basis. While base compensation is intended to fit into the Company’s overall compensation objectives by serving to attract and retain talented executive officers, the size of the Company and the nature and stage of its business also impacts the level of base compensation. Compensation is set with informal reference to the market for similar jobs in Canada and internationally.

Annual Incentive Bonus

Annual incentive bonuses, in the form of cash payments or equity grants, are designed to add a variable component of compensation based on corporate and individual performance for executive officers and employees. The Company has developed an annual incentive award program that articulates performance objectives and specific measurable goals linked to individual performance criteria set for the executive officers with performance being evaluated following each financial year.

Long-term Equity Incentives

All long-term equity incentives are granted pursuant to the Company’s Omnibus Plan. See “Omnibus Plan Description” below for significant terms of the plan. At the Meeting, the Company will be seeking approval of the Omnibus Plan, the full text of which is set out in Appendix “E” to this Circular. For further details see “Particulars of Matters to be Acted Upon at the Meeting - Approval of the Omnibus Plan” below.

Options provide an incentive to achieve the longer-term objectives of the Company, to give suitable recognition to the ability and industry to those who contribute materially to the success of the Company and to attract and retain persons of experience and ability, by providing them with the opportunity to acquire an increased proprietary interest in the Company.

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RSUs are granted as a form of long-term incentive compensation to provide additional incentive for continued efforts in promoting the growth and success of the business of the Company and assisting the Company in attracting and retaining senior management personnel and other employees.

The Company awards Options and RSUs based upon the recommendation of the CC who, among other things, considers the Chief Executive Officer’s proposal. Previous grants of Options and RSUs are taken into account when considering new grants.

The implementation of new incentive plans and amendments to the Omnibus Plan are the responsibility of the CC.

Other Compensation

Other than as outlined herein, the Company has no other forms of compensation.

Executive Officer Compensation

Compensation paid and awarded to each NEO of the Company is set out below with the following titled tables “Summary Compensation Table”, “Outstanding Share-Based Awards and Option-Based Awards” and “Incentive Plan Awards – Value Vested or Earned During the Year”. Each NEO received base compensation and equity-based awards in the most recently completed financial year. No cash incentive bonuses were paid to executive officers during the Company’s financial year ended December 31, 2025. The CC determines the amount to be paid for each significant element of compensation on a discretionary basis and in accordance with the Company’s executive compensation program. While the CC does not, at this time, refer to a peer group to determine overall executive officer compensation, it does refer to a peer group’s total shareholder return to evaluate the Company’s share price performance which is one component considered in setting compensation. No significant changes to the Company’s compensation policies were made during or after the most recently completed financial year that could or will have a material impact on director or NEO compensation.

Compensation Risks

The CC is responsible for considering, reviewing and establishing executive compensation programs, and for assessing whether the programs encourage unnecessary or excessive risk taking. The CC and the Board believe the Company’s compensation programs are balanced and do not motivate unnecessary or excessive risk taking.

Base compensation amounts are fixed in amount and thus do not encourage risk taking. Annual bonuses are determined based on objectives set at the beginning of the year and the CC considers, at the time such objectives are set, whether they would encourage unnecessary or excessive risk-taking to ensure they would not.

RSU and Option awards are important to further align the interests of executive officers with those of the Company’s shareholders. The ultimate value of the awards is tied to the Company’s share price and, since awards are staggered and subject to multi-year vesting schedules, they help ensure that NEOs have significant value tied to long-term share price performance.

Hedging

Directors and Officers are prohibited from entering into financial instruments that are designed to hedge or offset any decrease in the market value of the Company’s equity securities that are held directly or indirectly by them or granted as compensation to them. Such prohibited financial instruments with respect to NEXM’s equity securities include prepaid variable forward contracts, equity swaps, collars, put or call options, and similar financial instruments.

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Performance Graph

The following graph compares the total cumulative shareholder return for $100 invested in NEXM from August 18, 2022, to December 31, 2025, with the cumulative total return of the S&P/TSX Composite Index and the S&P/TSX Global Base Metals Index for the same period. Following a reverse takeover transaction completed by way of a triangular amalgamation on August 18, 2022, NEXM, the resulting issuer’s shares, were listed on the TSXV. The share performance as set out in the graph does not necessarily indicate future price performance.

The trend in the Company’s share price shown in this chart does not correspond with the compensation paid to NEOs during the same period. Historically, the CC has not relied on share price performance as a primary factor when determining executive pay. As an exploration and development company, the Company’s priority is the creation of long-term value for shareholders by advancing its projects and progressing toward key development milestones; these activities may not correlate with share price movements.

While executive compensation is structured to align with shareholder interests through the use of equity-based awards, the nature of this alignment has evolved over time. Historically, compensation relied primarily on option-based awards, which only deliver value if the share price increases over the term of the option. More recently, the CC has transitioned toward granting RSUs to ensure executives receive a more balanced form of equity-linked compensation that continues to support alignment with shareholders while also recognizing the retention and recruitment challenges inherent in a competitive talent market.

Overall, compensation levels have increased over time to remain competitive and to support the Company’s ability to attract and retain the high-caliber leadership necessary to advance long-duration exploration and development assets. This approach reflects the CC’s view that skilled management is essential to creating long-term shareholder value, even in periods where share price performance does not directly reflect the underlying progress of the Company’s projects.

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Summary Compensation Table

The following table sets forth all compensation paid, payable, awarded, granted, given or otherwise provided, directly or indirectly, by the Company, or a subsidiary of the Company, to each NEO, for the three most recently completed financial years.

						Non-equity incentive plan compensation ($)
Name and Position	Year	Salary ($)		Share-based awards(1) ($)	Option-based awards(2) ($)	Annual incentive plans ($)	Long-term incentive plans ($)	Pension value ($)	All Other Compensation ($)	Total Compensation ($)
Morgan Lekstrom(3) Chief Executive Officer	2025 2024 2023	308,461 Nil Nil		819,037 Nil Nil	182,709 Nil Nil	Nil Nil Nil	Nil Nil Nil	N/A N/A N/A	515,192 Nil Nil	1,825,399 Nil Nil
Brett MacKay(4)(9) Senior Vice President and Chief Financial Officer	2025 2024 2023	267,919 54,168 Nil		292,047 Nil Nil	18,896 30,822 Nil	Nil Nil Nil	Nil Nil Nil	N/A N/A N/A	Nil Nil Nil	578,862 84,990 Nil
Peter Rawlins(4) Former Senior Vice President and Former Chief Financial Officer	2025 2024 2023	233,333 400,000 127,067		Nil Nil Nil	Nil 131,026 536,871	Nil Nil Nil	Nil Nil Nil	N/A N/A N/A	717,500 Nil Nil	950,833 531,026 663,938
Paul Martin(5) Interim Chief Executive Officer and Director	2025 2024 2023	Nil Nil Nil		54,992 25,445 Nil	26,870 40,859 Nil	Nil Nil Nil	Nil Nil Nil	N/A N/A N/A	86,452 Nil Nil	168,314 66,304 Nil
Boris Kamstra Chief Operating Officer of PRIL	2025 2024 2023	663,955 863,340 793,066	(6)	219,673 66,000 Nil	Nil 47,170 74,051	Nil Nil Nil	Nil Nil Nil	N/A N/A N/A	Nil Nil Nil	883,628 976,510 867,117
Sean Whiteford(9) President of PRIL	2025 2024 2023	404,597 427,299 317,554	(7)	406,347 120,000 19,976	Nil 131,026 243,751	Nil Nil Nil	Nil Nil Nil	N/A N/A N/A	Nil Nil Nil	810,944 678,325 581,281
Kneipe Setlhare President of PNGPL and PNRPL	2025 2024 2023	324,745 303,114 262,250	(8)	77,539 66,000 Nil	Nil 62,893 148,102	Nil Nil Nil	Nil Nil Nil	N/A N/A N/A	Nil Nil Nil	402,284 432,007 410,352

Notes:

(1)	Shared based compensation including RSUs and DSUs is calculated based on the closing price of the Company’s Common Shares on the date of grant.
(2)	Option-based compensation is valued using the Black-Scholes option pricing model. The volatility was determined using the historical daily volatility over the expected life of the Options. The expected life of the Options considered the contractual term of the Options, as well as an estimate of the time to exercise. The risk-free interest rate is based on Bank of Canada benchmark bond yields taking into consideration the expected life of the Options. The expected dividend yield and forfeiture rate were assumed to be nil. This model was selected as it is widely used in estimating option-based compensation values by public companies.
(3)	Mr. Lekstrom was appointed CEO on February 20, 2025, and stepped down from the position effective January 15, 2026. In March 2025, in connection with the closing of the March 2025 Financing, Mr. Lekstrom was granted 62,500 RSUs (representing $531,250 of the $819,037 in share-based awards shown above) and 50,000 stock options (representing the full amount of $182,709 in option-based awards shown above). The $515,192 of other compensation to Mr. Lekstrom is comprised of negotiated severance payable and accrued but unpaid vacation.
(4)	Mr. MacKay was appointed CFO on June 16, 2025, succeeding Mr. Rawlins who previously held this role since September 2023. The $717,500 of other compensation to Mr. Rawlins is comprised of severance payable.
(5)	Mr. Martin served as Interim CEO from January 1, 2025, to March 19, 2025. Prior to and during this period, he served as a director of the Board. Following this period, he served as Chairman of the Board. The amounts shown under “Share-based awards” above are the value of DSUs awarded to Mr. Martin in connection with his role as Charman of the Board. The amounts shown under “Option-based awards” above are the fair value of Options awarded to Mr. Martin in connection with his role as Interim CEO. The amount shown under “All Other Compensation” consists of director fees paid in cash.
(6)	Mr. Kamstra’s consulting fees were paid in US$ and converted to C$ at the average annual US$:C$ exchange rates of 2025 – 1:1.3978; 2024 – 1:1.3698; 2023 – 1:1.3499. These fees were paid to ANZAC Consulting Ltd., which provides the services of Mr. Kamstra as the Company’s Chief Operating Officer of PRIL. See “Employment, Consulting and Management Agreements”.
(7)	Mr. Whiteford was appointed CEO on January 15, 2026. Mr. Whiteford’s consulting fees were paid in US$ and converted to C$ at the average annual US$:C$ exchange rates of 2025 – 1:1.3978; 2024 – 1:1.3698; 2023 – 1:1.3499. These fees were paid to ELKAM Consulting Ltd., a private company controlled by Mr. Whiteford, which provides the services of Mr. Whiteford as the President of PRIL. See “Employment, Consulting and Management Agreements”.
(8)	Mr. Setlhare’s consulting fees were paid in BWP and converted at the average annual BWP:C$ exchange rates of 2025 – 1:0.1020; 2024 – 1:0.1005; 2023 – 1:0.1011. These fees were paid to AIR MONEY PTY LTD, a private company controlled by Mr. Setlhare, which provides the services of Mr. Setlhare as the President of PNGPL and PNRPL. See “Employment, Consulting and Management Agreements”.
(9)	Mr. MacKay and Mr. Whiteford received incentive bonuses in the form of RSUs in February 2026 related to their performance for the year ended 2025; the associated amounts will be reported in 2026.

See “Employment and Consulting Agreements and Termination and Change of Control Benefits” below for significant terms of each NEO’s employment or consultancy agreements.

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Incentive Plan Awards

Outstanding Share-Based Awards and Option-Based Awards

The following table sets forth particulars of all outstanding option-based awards and share-based awards for each of the Company’s NEOs as at December 31, 2025.

	Option-based Awards				Share-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised- in-the-money options ($)	Number of shares or units of shares that have not vested (#)	Market or payout of share-based awards that have not vested(1)	Market or payout of value of vested share-based awards not paid out or distributed
Morgan Lekstrom	50,000	10.00	Mar 18, 2030	Nil	127,477	684,551	Nil
Brett MacKay	6,250 4,500	9.80 9.80	Dec 04, 2029 Apr 24, 2030	Nil Nil	59,480	319,408	Nil
Peter Rawlins	36,250 18,750	35.00 22.00	Aug 08, 2028 Aug 14, 2029	Nil Nil	Nil	Nil	Nil
Paul Martin	8,750 7,000	9.80 9.80	Dec 04, 2029 Apr 24, 2030	Nil Nil	11,200	60,144	14,333
Boris Kamstra	39,525 5,000 6,750	18.20 35.00 22.00	Sept 29, 2026 Aug 08, 2028 Aug 14, 2029	Nil Nil Nil	48,406	259,940	Nil
Sean Whiteford	16,458 18,750	35.00 22.00	Aug 08, 2028 Aug 14, 2029	Nil Nil	71,146	382,054	Nil
Kneipe Setlhare	18,445 10,000 9,000	7.80 35.00 22.00	Jan 26, 2026 Aug 08, 2028 Aug 14, 2029	Nil Nil Nil	19,458	104,489	Nil

Note:

(1)	The value of the outstanding RSUs and/or DSUs are calculated by multiplying the December 31, 2025, closing price of the Common Shares on the TSXV of $5.37 by the number of RSUs and/or DSUs, as applicable.

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Incentive Plan Awards – Value Vested or Earned During the Year

The following table sets forth, for each NEO, the value of option and share-based awards that vested during the financial year ended December 31, 2025, and the value of non-equity incentive plan compensation earned during the year ended December 31, 2025:

Name	Option-based awards - Value vested during the year ($)	Share-based awards – Value vested during the year ($)(1)	Non-equity incentive plan compensation – Value earned during the year ($)
Morgan Lekstrom	Nil	Nil	Nil
Brett MacKay(2)	Nil	Nil	Nil
Peter Rawlins	Nil	Nil	Nil
Paul Martin	Nil	15,275	Nil
Boris Kamstra	Nil	9,042	Nil
Sean Whiteford(2)	Nil	16,437	Nil
Kneipe Setlhare	Nil	9,042	Nil

Notes:

(1)	The value of the RSUs vested during the year is calculated as the number of Common Shares issued upon vesting multiplied by the closing market value of the Common Shares on the TSXV as at the date of vesting.
(2)	Mr. MacKay and Mr. Whiteford received incentive bonuses in February 2026 related to their performance for the year ended 2025; the associated amounts will be reported in 2026.

Omnibus Plan Description

The Omnibus Plan provides for the award of RSUs and DSUs and options to purchase Common Shares (“Options” and together with RSUs and DSUs, “Awards”) to Eligible Persons (as defined below). The RSUs, DSUs and Options issuable to any Participant under the Omnibus Plan, or any pre-existing RSU Plan, DSU Plan or stock option plan of the Company, shall be hereinafter referred to as “Incentive Securities”.) The Omnibus Plan was adopted by the Company’s Board on April 24, 2025, and most recently approved by the Company’s shareholders on June 3, 2025.

On April 9, 2026, the Board approved clarifying amendments to the Omnibus Plan confirming the Board’s discretion to determine the manner of settlement of DSUs granted under the Omnibus Plan (either in cash or in shares) in the absence of specification in the applicable award agreement.

The following is a summary of the principal terms of the Omnibus Plan, which is qualified in its entirety by reference to the text of the Omnibus Plan, a copy of which is attached on Appendix “E” to this Information Circular.

Awards under the Omnibus Plan may be granted by the Board to “Eligible Persons”, who are directors, officers, employees or consultants of the Company or its subsidiaries, eligible persons who are employees of a company providing management services to the Company, or, in certain circumstances, charitable organizations. The Board has sole discretion to determine who is eligible under the Omnibus Plan and to whom Awards may be granted, subject to the express provisions of the Omnibus Plan and the rules and policies of the TSXV.

Purpose

The purpose of the Omnibus Plan is to promote the long-term success of the Company and the creation of shareholder value by: (i) encouraging the attraction and retention of Eligible Persons; (ii) encouraging such Eligible Persons to focus on critical long-term objectives; and (iii) promoting greater alignment of the interests of such Eligible Persons with the interests of the Company, in each case as applicable to the type of Eligible Person to whom an Award is granted.

Plan Administration

The Omnibus Plan is administered and interpreted by the Board or, by a committee appointed by the Board. The day-to-day administration of the Omnibus Plan may be delegated to such officers and employees of the Company as the Board determines. All actions taken and all interpretations and determinations made or approved by the Board in good faith shall be final and conclusive and shall be binding on any Participants of the Omnibus Plan and the Company, subject to any required approval of the applicable securities exchange.

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Common Shares Available for Awards

Unless otherwise approved by the applicable securities exchange and the Common Shareholders (disinterested shareholders, if required) from time to time, the maximum aggregate number of Common Shares issuable in respect of all Incentive Securities granted or issued under the Company’s Security Based Compensation Plans, at any point, shall not exceed 10% of the total number of issued and outstanding Shares on a non-diluted basis at such point in time. For greater certainty, this limitation applies to all Incentive Securities granted or issued under the Company’s Security Based Compensation Plans at any point in time, including those held by Insiders (as a group) at any point in time. The maximum aggregate number of Common Shares issuable under the Company’s Security Based Compensation Plans pursuant to Incentive Stock Options is 3,564,816 Shares, representing ten percent (10%) of the total number of issued and outstanding Common Shares on a non-diluted basis as of April 9, 2026, the date the Omnibus Plan was adopted by the Company’s board of directors (the “ISO Limit”).

Participation Limits

The Omnibus Plan provides the following limitations on grants:

(a)	the aggregate number of Common Shares issuable to any one Consultant of the Company (“Consultant”) in any 12-month period in respect of Incentive Securities shall not exceed 2% of the issued and outstanding Common Shares on a non-diluted basis, calculated at the date an Award is granted to the Consultant;

(b)	the aggregate number of Common Shares issuable to any one person in any 12-month period in respect of Incentive Securities shall not exceed 5% of the issued and outstanding Common Shares on a non-diluted basis, calculated on the date an Award is granted to the person, unless the Company has obtained the requisite disinterested shareholder approval;

(c)	the aggregate number of Common Shares issuable to all Insiders (as a group) in any 12-month period in respect of Incentive Securities, shall not exceed 10% of the issued and outstanding Common Shares on a non-diluted basis, calculated on the date an Award is granted to a particular Insider, unless the Company has obtained the requisite disinterested shareholder approval;

(d)	Eligible Persons who are Investor Relations Service Providers may only receive Options as Awards under the Omnibus Plan (if the Common Shares are listed on the applicable securities exchange) and the aggregate number of Common Shares issuable to all Investor Relations Service Providers in respect of Incentive Securities in any 12-month period shall not exceed 2% of the issued and outstanding Common Shares on a non-diluted basis, calculated on the date an Award is granted to the Investor Relations Service Provider; and

(e)	Eligible Persons who are Eligible Charitable Organizations may only receive Options as Awards under the Omnibus Plan (if the Common Shares are listed on the applicable securities exchange) and the aggregate number of Common Shares issuable to all Eligible Charitable Organizations at any point in time in respect of Incentive Securities shall not exceed 1% of the issued and outstanding Common Shares on a non-diluted basis at such point in time. Options granted to Eligible Charitable Organizations will not be included in the other limits set out in the Omnibus Plan.

(f)	The Omnibus Plan also provides comprehensive provisions for Participants who are U.S. Participants. Such terms include, among others, a limitation on the number of shares reserved for U.S. Participants (the “ISO Limit”). Under the ISO Limit, the maximum aggregate number of Common Shares issuable to U.S. Participants pursuant to Options is 3,550,275 Common Shares.

As of December 31, 2025, a total of 1,012,740 Options, 524,592 RSUs and 110,338 DSUs are issued and outstanding and governed by the Omnibus Plan, in the aggregate representing approximately 4.6% of the issued and outstanding Common Shares. As a result, as at December 31, 2025, a maximum of 1,902,605 Awards remain available for grant pursuant to the Omnibus Plan (or 5.4% of the Common Shares issued and outstanding).

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Eligibility and Participation

Subject to the provisions of the Omnibus Plan (including, without limitation, restrictions on grants to Investor Relations Service Providers and Eligible Charitable Organizations) and such other terms and conditions as the Board may prescribe, the Board may, from time to time, grant Awards of RSUs, DSUs and Options to all categories of Eligible Persons.

General Vesting Requirement

No Award granted or issued under the Omnibus Plan, other than Options, may vest before the date that is one year following the date it is granted or issued. Subject to the approval of the applicable securities exchange with respect to Awards held by Investor Relations Service Providers, vesting may be accelerated by the Board for Awards held by a participant (“Participant”) in the event of death or who ceases to be an Eligible Person under the Omnibus Plan in connection with a change of control, take-over bid, reverse takeover or other similar transaction. All Options granted to Investor Relations Service Providers must vest and become exercisable in stages over a period of not less than 12 months, with no more than ¼ of such Options vesting and becoming exercisable in any three-month period.

Description of RSUs

An RSU is an Award granted as part of the Company’s compensation program to reward services rendered and to provide both short-term and long-term incentives to participants. Upon settlement, it entitles the recipient Participant to receive a number of Common Shares equal to the number of RSUs credited to a Participant’s Account on certain vesting dates.

RSUs shall be subject to such restrictions as the Board, in its discretion, may establish or determine in the applicable award agreement (“Award Agreement”) or at the time an Award is granted. Unless otherwise provided for in an Award Agreement, all RSUs will vest and become payable by the issuance of Common Shares at the end of the restricted period as specified by the Board in the applicable Award Agreement. Unless otherwise determined by the Board, upon the occurrence of a change of control event, all restrictions upon any RSUs shall lapse immediately and all such RSUs shall become fully vested.

Effect of Termination on RSUs

Except as otherwise set forth in an applicable Award Agreement and subject to the provisions of the Omnibus Plan, RSUs shall be subject to the following conditions:

(a)	Death: upon death of a Participant, any RSUs granted to such Participant which, prior to the Participant’s death, had not vested, will be immediately and automatically forfeited and cancelled; Any RSUs granted to such Participant, which prior to the Participant’s death, had vested, will accrue to the Participant’s estate in accordance with the provisions of the Omnibus Plan;

(b)	Termination of Employment or Service for Cause: where a Participant’s employment is terminated by the Company or a subsidiary of the Company for cause, or where a Participant’s consulting agreement is terminated as a result of the Participant’s breach, all RSUs granted to such Participant will be immediately and automatically forfeited and cancelled;

(c)	Termination of Employment or Service without Cause, Voluntary Termination, Retirement or Disability: where a Participant’s employment is terminated by the Company or a subsidiary of the Company without cause, by voluntary termination, due to retirement or due to disability, or where a Participant’s consulting agreement is terminated for a reason other than the Participant’s breach or due to disability, any RSUs granted to such Participant which, prior to termination, had not vested, will be immediately and automatically forfeited and cancelled. Any RSUs granted to such Participant, which prior to termination, had vested, will accrue to the Participant in accordance with the provisions of the Omnibus Plan; and

(d)	Directorships: where a Participant ceases to be a director for any reason, any RSUs granted to such Participant which, prior to cessation, have not vested, will be immediately and automatically forfeited and cancelled. Any RSUs granted to such Participant, which prior to cessation, have vested, will accrue to the Participant in accordance with the provisions of the Omnibus Plan.

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Description of DSUs

A DSU is an Award that is payable after the effective date that a Participant ceases to be an Eligible Person under the Omnibus Plan, subject to certain vesting criteria. Unless otherwise determined by the Board, upon the occurrence of a change of control event, all DSUs shall become fully vested.

The payment of DSUs will occur on the date that is designated by the Participant and communicated to the Company by the Participant in writing at least 15 days prior to the designated day, or such earlier date as the Participant and Company may agree. If no notice is given by the Participant for a designated day, the DSUs shall be payable on the first anniversary of the date on which the Participant ceases to be an Eligible Person for any reason or any earlier period on which the DSUs vested, as the case may be, at the sole discretion of the Participant.

Election by Directors - DSUs

Under the Omnibus Plan, directors may elect to receive directorship fees in the form of DSUs which an election must be made within certain timeframes as specified in the Omnibus Plan. In case of an election by a Director, the number of DSUs to be credited shall be determined by dividing applicable directorship fees with the market price on the grant date of the DSUs or if more appropriate, another trading range that best represents the period for which the DSUs were earned (subject to minimum pricing requirements under applicable securities exchange policies). No fractional DSUs shall be credited to any director.

Description of Options

An Option is an Award that gives a Participant the right to purchase one Common Share at a specified price in accordance with the terms of the Option and the Omnibus Plan. The exercise price of the Options shall be determined by the Board at the time the Option is granted but in no event shall such exercise price be lower than the discounted market price permitted by the applicable securities exchange.

The maximum term of any Option shall not exceed 5 years and the Board shall determine the vesting, performance and other conditions, if any, that must be satisfied before all or part of an Option may be exercised, subject to any vesting restrictions set out in the provisions of the Omnibus Plan. Unless otherwise determined by the Board, upon the occurrence of a change of control event, all Options shall become fully vested except for Options held by Investor Relations Service Providers which acceleration is subject to acceptance of the applicable securities exchange.

Options will be exercised pursuant to their applicable Award Agreement which exercise shall be contingent upon receipt by the Company of a written notice of exercise set forth in the applicable Award Agreement and of a form of cash payment acceptable to the Company for the full purchase price of the Common Shares to be issued.

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Effect of Termination on Options

Except as otherwise set forth in an applicable Award Agreement and subject to the provisions of the Omnibus Plan, Options shall be subject to the following conditions:

(a)	Death: upon death of a Participant, any Options held by such Participant at the date of death shall be exercisable (by an inheritor or the Participant’s estate) for a period of 120 days after the date of death or prior to the expiration of the Option, whichever is sooner, only to the extent the Participant was entitled to exercise the Option at the date of death of such Participant;

(b)	Termination of Employment or Service for Cause: where a Participant’s employment is terminated by the Company or a subsidiary of the Company for cause, or where a Participant’s consulting agreement is terminated as a result of the Participant’s breach, no Option shall be exercisable from the date of termination as determined by the Board;

(c)	Termination of Employment or Service without Cause, Voluntary Termination or Retirement: where a Participant’s employment is terminated by the Company or a subsidiary of the Company without cause, by voluntary termination, due to retirement, or where a Participant’s consulting agreement is terminated for a reason other than the Participant’s breach, any Options held by such Participant at the date of termination shall be exercisable for a period of 90 days (or such longer period, not to exceed 12 months, as may be specified by resolution of the Board) after the date of termination determined by the Board or prior to the expiration of the Option, whichever is sooner, only to the extent the Participant was entitled to exercise the Option at the date of termination;

(d)	Disability: where a Participant’s employment or consulting agreement is terminated by the Company or a subsidiary of the Company due to disability, any Options held by such Participant at the date of termination shall be exercisable for a period of 120 days after the date of termination determined by the Board or prior to the expiration of the Option, whichever is sooner, only to the extent the Participant was entitled to exercise the Option at the date of termination; and

(e)	Directorships: where a Participant ceases to be a director for any reason, any Options held by such Participant on the Cessation Date shall be exercisable for a period of 90 days (120 days in case of termination due to disability) or such longer period, not to exceed 12 months, as may be specified by resolution of the Board after the Cessation Date or prior to the expiration of the Option, whichever is sooner, only to the extent the director was entitled to exercise the Option at the Cessation Date. “Cessation Date” means the effective date on which a Participant ceases to be an Eligible Person for any reason, provided that if the Cessation Date triggers payment of any Award which is “deferred compensation” under Code Section 409A, the Cessation Date shall be the date of Separation from Services.

Non-Transferability of Awards

No Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company.

Amendment and Termination of the Omnibus Plan

The Board may at any time or from time to time, in its sole and absolute discretion, amend, suspend, terminate or discontinue the Omnibus Plan and may amend the terms and conditions of any Awards granted thereunder, subject to: (i) any required approval of any applicable regulatory authority or applicable securities exchange; and (ii) any required approval of Common Shareholders in accordance with the provisions of the Omnibus Plan or applicable law.

Amendments to Awards

Subject to compliance with applicable laws and applicable securities exchange policies, the Board may make amendments or alterations to Awards, provided that no amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, provided that no such consent shall be required if the amendment or alteration is: (i) either required or advisable in respect of compliance with any law, regulation or requirement of any accounting standard; or (ii) not reasonably likely to significantly diminish the benefits provided under such Award.

The Company will be required to obtain disinterested shareholder approval, in accordance with the provisions of the Omnibus Plan, in respect of any extension or reduction in the exercise price of Options granted to any Participant if the Participant is an Insider at the time of the proposed reduction or extension.

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Pension Disclosure

No pension, retirement or deferred compensation plans, including defined contributions plans, have been instituted by the Company and none are proposed at this time.

Recovery of Erroneously Awarded Compensation

The Board has adopted a Compensation Recovery Policy to create and maintain a culture that emphasizes integrity and accountability and reinforces the Corporation’s compensation philosophy. The Compensation Recovery Policy provides for the recovery of erroneously awarded incentive compensation in the event that the Corporation is required to prepare an accounting restatement due to material noncompliance of the Corporation with any financial reporting requirements under the federal securities laws. A copy of the Compensation Recovery Policy is available on the Company’s website at https://nexmetalsmining.com/leadership/#governance.

Employment and Consulting Agreements and Termination and Change of Control Benefits

Morgan Lekstrom

Mr. Lekstrom and NEXM entered into an executive employment agreement effective March 20, 2025, providing for Mr. Lekstrom’s employment as Chief Executive Officer. The agreement provided for an annual base salary equal to $395,000. In addition, in accordance with the Company’s annual bonus plan and at the discretion of the Board, an opportunity to earn an annual bonus in the range of 100% of base salary, payable in cash, Options, RSUS or a combination thereof based on agreed performance indicators. Mr. Lekstrom was also eligible, at the discretion of the Board, to participate in the Company’s long-term incentive program, under which he was eligible to receive Options and RSUs. The agreement permitted Mr. Lekstrom to terminate his employment upon providing two months’ written notice.

Mr. Lekstrom’s employment agreement was terminated on January 15, 2026, upon the completion of a transitionary period. In accordance with the terms of the transition agreement, the Company paid Mr. Lekstrom all outstanding accrued wages and vacation earned but not taken which consisted of two (2) weeks of accrued wages, less all statutory deductions required by law, to January 15, 2026. In addition, the Company paid Mr. Lekstrom a lump sum amount of $500,000, less all statutory deductions required by law. This sum was inclusive of all monies owed upon termination of Mr. Lekstrom’s employment with the Company including, but not limited to, all statutory entitlements, all compensation in lieu of notice and any bonus or equity entitlements owed by the Company to the Executive under contract or at common law.

On February 9, 2026, Mr. Lekstrom resigned from the Board. Mr. Lekstrom’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. In connection with his resignation from the Board, the Company entered into a consulting services agreement with Mr. Lekstrom dated February 9, 2026 (the “Lekstrom Consulting Agreement”). Pursuant to the Lekstrom Consulting Agreement, the Company may request advisory and consulting services from Mr. Lekstrom on an as-needed basis as an independent contractor.

Under the terms of the Lekstrom Consulting Agreement, Mr. Lekstrom is entitled to an hourly consulting fee of $500. The Lekstrom Consulting Agreement will terminate on November 18, 2026, unless earlier terminated by either party in accordance with its terms. Upon termination of the Lekstrom Consulting Agreement, any of Mr. Lekstrom’s RSUs which are not yet then vested will immediately accelerate and be settled in shares in accordance with the terms of the Omnibus Plan.

Peter Rawlins

Peter Rawlins and NEXM entered into an executive employment agreement effective July 20, 2023, providing for Mr. Rawlin’s employment as Chief Financial Officer commencing September 18, 2023. The agreement provided for an annual base salary equal to $400,000. In addition, pursuant to the Company’s annual bonus plan and at the discretion of the Board, a reasonable opportunity, based on targets, to earn a success fee in the range of 50% of the total base salary, payable in cash. Mr. Rawlins was also eligible to participate in the Company’s long-term incentive program, under which he may earn Options, subject to the overall discretion of the Board with target value at the time of grant equal to the lesser of (i) the amount of the Mr. Rawlins’s bases salary for the year in question and (ii) the value, at the grant date and based on the Black-Scholes valuation method, of 18,750 Options (on a 1 for 20 share consolidation basis). Mr. Rawlins employment was terminated on July 31, 2025.

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In accordance with the terms of the resignation agreement, the Company paid Mr. Rawlins all outstanding accrued wages and vacation earned but not taken which consisted of seven (7) days of accrued wages, less all statutory deductions required by law, to July 31, 2025. In addition, the Company paid Mr. Rawlins a lump sum amount of $717,500, less all statutory deductions required by law. This sum is equivalent to 1.75 times the sum of Mr. Rawlins’ base salary and medical and dental benefits for a twenty-one (21) month period.

In connection with his resignation, the Company entered into a consulting services agreement with Mr. Rawlins dated July 31, 2025 (the “Rawlins Consulting Agreement”). Pursuant to the Rawlins Consulting Agreement, the Company may request advisory and consulting services from Mr. Rawlins on an as-needed basis as an independent contractor.

Under the terms of the Rawlins Consulting Agreement, Mr. Rawlins is entitled to an hourly consulting fee of $500. The Consulting Agreement will terminate on July 31, 2030, unless earlier terminated by either party in accordance with its terms.

Brett MacKay

Brett MacKay is the Senior Vice President and Chief Financial Officer of NEXM. NEXM entered into an executive employment agreement with Mr. Mackay on June 12, 2025. The agreement provides for an annual base salary of $300,000. In addition, pursuant to the Company’s annual bonus plan and at the discretion of the Board, Mr. MacKay is eligible to earn an annual incentive bonus targeted at 50% of base salary, payable in cash or in RSUs based on achievement of predetermined objective performance criteria.

Mr. MacKay is also eligible, at the discretion of the Board, to participate in the Company’s long-term incentive program, under which he may earn awards targeted at 90% of base salary, payable in cash or in RSUs based on the attainment of objective long-term performance goals.

The agreement may be terminated by Mr. MacKay with two months’ written notice. If Mr. MacKay’s employment is terminated by Mr. MacKay himself, for good reason, or by the Company without cause, in each case as set out and defined in the employment agreement, (other than on account of Mr. MacKay’s death or permanent disability) in either case within two years following a change of control of NEXM and within the first twelve (12) months of employment, on such termination date, he shall be entitled to receive; (i) a lump sum payment in lieu of notice equal to one (1) times the sum of Mr. MacKay’s base salary and the average annual incentive compensation (including any Options or other equity incentive) paid to Mr. MacKay calculated based upon the last three fiscal years ended immediately preceding the termination date or the average annual incentive compensation that was paid over such shorter period during which he was employed by the Company, or in the circumstances where he is terminated within the first twelve (12) months of the agreement, 50% of base salary, and (ii) at the election of Mr. Mackay either the continuation of medical, dental and pension benefits for a twelve (12) month period or a lump sum payment equal to the cost of such benefits.

After twelve (12) months of continuous employment, the factor shall be increased to one and a half (1.5) times for item (i) listed above. In addition, all unvested securities convertible into, exchangeable for, or otherwise linked to the Company’s Common Shares shall vest in full, and such rights shall become immediately exercisable for a period of 180 days following the termination date.

If Mr. MacKay’s employment is terminated without cause other than within two years following a change of control, he shall be entitled to receive (i) a lump sum payment in lieu of notice equal to one (1) times the sum of base salary and average performance bonus calculated based upon the last three fiscal years ended immediately preceding the termination date or the average annual incentive compensation that was paid over such shorter period during which he was employed by the Company, or in the circumstances where he is terminated within the first twelve (12) months of the agreement, 50% of base salary and after five (5) years of continuous employment, Mr. MacKay is entitled to one additional month of base salary for each additional year of employment beyond five (5) years; (ii) at the election of Mr. Mackay either the continuation of medical, dental and pension benefits for a twelve (12) month period or lump sum payment equal to the cost of such benefits. In addition, any unvested securities convertible into or exchangeable for securities or shares of the Company or any Affiliate or any other equity linked entitlements related to the Common Shares shall be accelerated so that such rights become immediately exercisable for a period of 180 days after such termination date.

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Upon a voluntary resignation by Mr. MacKay or a termination by the Company for cause, Mr. MacKay is entitled solely to (i) any accrued and unpaid base salary earned through the termination date (ii) any accrued but unused vacation pay earned through the termination date; and (iii) any annual performance bonus earned for the prior fiscal year but not yet paid.

Paul Martin

Paul Martin served as Interim Chief Executive Officer from January 1, 2025, to March 19, 2025, pursuant to an appointment by the Board to fulfil the role until a permanent Chief Executive Officer was named. In connection with his interim service, Mr. Martin received option-based compensation, as disclosed in the “Summary Compensation Table” above. His interim appointment did not provide for, and he was not entitled to, any change-of-control, severance, or constructive dismissal benefits.

Boris Kamstra

Boris Kamstra served as the Chief Operating Officer of PRIL during the year ended December 31, 2025. PRIL entered into a consulting agreement with ANZAC Consulting Ltd (“ANZAC”) dated January 1, 2023, and amended July 1, 2025. Under the agreement, ANZAC provides the services of Mr. Kamstra who is responsible for providing leadership for and input to the project execution plan for the design, build, redevelopment and commissioning of a modern version of the Company’s projects in Botswana, delivering Stage 3 (Hot Commissioning) wherein the projects are producing commercial levels of saleable concentrates, and assuming responsibility and authority for the effective leadership and management of the re-engineering, engineering, construction and commissioning of the Botswana projects so as to confidently and reasonably project financial results in line with objectives as provided by the Company. PRIL agreed to pay ANZAC a monthly service fee of US$25,000. If Mr. Kamstra devotes more than 50% of his professional time to the project execution plan in any calendar month, and such additional time is pre-approved in writing by the CEO, ANZAC is entitled to additional compensation of US$230 per hour for all hours exceeding that threshold.

The agreement may be terminated by PRIL for failure by Mr. Kamstra to perform his obligations, in which case ANZAC is entitled to any accrued and unpaid consulting fees and reimbursable expenses up to the termination date. PRIL may also terminate the agreement at any time upon 90 days’ notice, with ANZAC entitled to all accrued and unpaid consulting fees and reimbursement of out-of-pocket expenses through the termination date. ANZAC may terminate the agreement upon 90 days’ written notice and is entitled to payment for services rendered up to the termination date. The agreement does not provide for any change-of-control, severance, or constructive dismissal benefits.

Sean Whiteford

Sean Whiteford served as the President of PRIL during the year ended December 31, 2025. PRIL entered into a consulting agreement with ELKAM Consulting (“ELKAM”) dated October 17, 2023 and amended April 17, 2025. Under the agreement, ELKAM provided the services of Mr. Whiteford who was responsible for supporting the chief executive officer, strategic corporate planning, policy making and acquisitions, managing and directing exploration programs, and overseeing management and support personnel, liaising with professional consultants and other agents to further the Company’s interests and otherwise performing such other duties and functions as are commonly within the scope and duties of a President of a Company. PRIL agreed to pay ELKAM a monthly service fee of US$23,500. Commencing January 1, 2026, and for each year of the term thereafter, the monthly rate was to be increased by 5%. Included in fees was a reasonable opportunity, based on targets, to earn a success fee in the range of 50% of the total fees paid for the year, subject to the approval of the Board. All such amounts paid to ELKAM were attributable to the services Mr. Whiteford provided to PRIL. The agreement could be terminated by ELKAM with two months’ written notice or by the Company at any time.

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If ELKAM’s agreement was terminated by ELKAM, for good reason, or by the Company without cause, in each case as set out and defined in the agreement, (other than on account of Mr. Whiteford’s death or permanent disability) in either case within twenty-four (24) months following a change of control, on such termination date, ELKAM was entitled to a lump sum payment in lieu of notice equal to 1.75 times the sum of the annual fees and the average annual incentive compensation (being the annual success fee and any other equity incentives) paid to ELKAM calculated based upon the last three fiscal years ended immediately preceding the termination date. In addition, all unvested securities convertible into, exchangeable for, or otherwise linked to the Company’s Common Shares would vest in full, and such rights would become immediately exercisable for a period of 180 days following the termination date.

If the ELKAM agreement was terminated without cause, other than within two years following a change of control, on such termination date, ELKAM would be entitled to: (i) a lump sum payment in lieu of notice equal to 1.75 times the sum of the annual fees and the average annual incentive compensation (being the annual success fee) paid to ELKAM calculated based upon the last three fiscal years ended immediately preceding the termination date; and (ii) any other payments owed to ELKAM.

Upon a voluntary termination of the arrangement by ELKAM or a termination by the Company for cause, ELKAM was entitled solely to (i) any accrued and unpaid fees earned through the termination date (ii) and any annual success fee earned for the prior fiscal year but not yet paid. Effective January 15, 2026, ELKAM entered into a new consulting agreement in connection with Mr. Whiteford’s appointment as Chief Executive Officer of the Company.

Kneipe Setlhare

Kneipe Setlhare and PNRPL entered into a consulting agreement effective May 1, 2023, and amended July 1, 2023, and August 30, 2024, providing for Mr. Setlhare’s employment as President and Country Managing Director commencing May 1, 2023. The agreement provides for a monthly consulting fee of BWP 265,314.50.

The agreement may be terminated by either PNRPL or Mr. Setlhare on two weeks’ written notice and does not contain any change of control, severance or constructive dismissal provision.

Estimated Incremental Payments

The estimated incremental payments payable to each NEO, determined in accordance with the terms of their respective employment or consulting agreements, are outlined below. See “Employment and Consulting Agreements and Termination and Change of Control Benefits”.

These amounts reflect the payments that would be triggered upon a change of control or termination without cause, assuming such an event occurred on December 31, 2025.

Name	Estimated Change of Control Payment ($)	Estimated Termination Without Cause Payment ($)
Morgan Lekstrom(1)	Nil	Nil
Brett MacKay	562,817	562,817
Peter Rawlins(2)	Nil	Nil
Sean Whiteford	1,174,847	1,174,847

Notes:

(1)	Mr. Lekstrom ceased serving as Chief Executive Officer on January 15, 2026, and the severance payable to him was determined prior to December 31, 2025, and is disclosed in the Summary Compensation Table above.
(2)	Mr. Rawlins ceased serving as Chief Financial Officer during 2025, and the severance payable to him was determined prior to December 31, 2025, and is disclosed in the Summary Compensation Table above.

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Director Compensation Table

DSUs are granted to directors of the Company to advance the interests of the Company and its subsidiaries by: (i) increasing the proprietary interests of non-executive directors in the Company; (ii) aligning the interests of non-executive directors of the Company with the interests of the Company’s shareholders generally; and (iii) furnishing non-executive directors with an additional incentive in their efforts on behalf of the Company.

Each non-executive director receives an annual retainer of $90,000, of which $45,000 is payable in DSUs, and $45,000 of which is payable in cash or DSUs at the election of the director. The Chair of the Board receives an annual retainer of $170,000, of which $85,000 is payable in DSUs, and $85,000 of which is payable in cash or DSUs at the election of the Chairman. In addition, the Chair of the Audit Committee receives an annual retainer of $15,000, and the Chairs of the Compensation Committee, Corporate Governance and Nominating Committee, and Safety, Sustainability and Technical Committee each receive an annual retainer of $5,000. Each committee member is paid an annual retainer of $2,500. Committee Chair and retainer fees are payable in cash or DSUs at the election of the director.

The following table sets forth the compensation provided to each non-executive director during the year ended December 31, 2025.

Name(1)	Fees earned(2) ($)	Share-based awards(3) ($)	Option-based awards ($)	Non-equity incentive plan compensation ($)	Pension Value ($)	All other compensation ($)	Total ($)
Mark Christensen	53,890	28,969	Nil	Nil	N/A	Nil	82,859
James Gowans	53,548	28,969	Nil	Nil	N/A	Nil	82,517
Chris Leavy(4)	38,630	28,969	Nil	Nil	N/A	Nil	67,599
Jason Leblanc	57,500	28,969	Nil	Nil	N/A	Nil	86,469
Norman MacDonald(5)	51,192	Nil	Nil	Nil	N/A	Nil	51,192
Don Newberry(6)	30,959	Nil	Nil	Nil	N/A	Nil	30,959
William O’Reilly(4)	23,014	Nil	Nil	Nil	N/A	Nil	23,014
André van Niekerk(6)	36,247	28,969	Nil	Nil	N/A	Nil	65,216
Philipa Varris(5)	22,192	28,969	Nil	Nil	N/A	Nil	51,161

Notes:

(1)	All relevant disclosures pertaining to each of Paul Martin and Morgan Lekstrom, non-executive directors, during the year are presented within the NEO compensation tables above.
(2)	The annual fees are prorated to reflect the term of the directorship, if applicable.
(3)	Shared-based compensation, including DSUs, is calculated based on the closing price of the Company’s Common Shares on the date of grant.
(4)	Following Mr. O’Reilly’s retirement as director on March 25, 2025, Mr. Leavy was appointed to the Board effective the same date.
(5)	Following Mr. MacDonald’s retirement as director on July 23, 2025, Ms. Philipa Varris was appointed to the Board effective the same date.
(6)	Following Mr. Newberry’s retirement as director on April 24, 2025, Mr. van Niekerk was appointed to the Board effective the same date.

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Director Outstanding Share-Based Awards and Option-Based Awards

The following table sets forth, for each non-executive director, the Options and Share-based Awards outstanding as at December 31, 2025.

	Option-based Awards				Share-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised- in-the-money options ($)	Number of shares or units of shares that have not vested (#)	Market or payout of share-based awards that have not vested ($)(1)	Market or payout of value of vested share-based awards not paid out or distributed ($)(1)
Mark Christensen	2,041 1,500	35.00 22.00	August 8, 2028 August 14, 2029	Nil Nil	5,900	31,683	67,184
James Gowans	2,500	22.00	August 14, 2029	Nil	5,900	31,683	80,115
Chris Leavy	Nil	N/A	N/A	Nil	5,900	31,683	Nil
Jason Leblanc	3,164 1,500	35.00 22.00	August 8, 2028 August 14, 2029	Nil Nil	5,900	31,683	76,190
Norman MacDonald	500	22.00	August 14, 2029	Nil	Nil	Nil	Nil
Don Newberry	5,000 1,500	35.00 22.00	August 8, 2028 August 14, 2029	Nil Nil	1,316	7,067	Nil
William O’Reilly	1,667 500	35.00 22.00	August 8, 2028 August 14, 2029	Nil Nil	Nil	Nil	104,720
André van Niekerk	Nil	N/A	N/A	Nil	5,900	31,683	Nil
Philipa Varris	Nil	N/A	N/A	Nil	5,900	31,683	Nil

Notes:

(1)	The value of the outstanding RSUs and/or DSUs is calculated by multiplying the number of outstanding RSUs and/or DSUs by the December 31, 2025 closing price of the Common Shares on the TSXV of $5.37.

Director Incentive Plan Awards – Value Vested or Earned during the Year

The following table sets forth, for each non-executive Director, the value of all incentive plan awards that vested during the year ended December 31, 2025.

Name	Option-based awards -Value vested during the year ($)	Share-based awards –Value vested during the year ($)(1)	Non-equity incentive plan compensation – Value earned during the year ($)
Mark Christensen	Nil	86,150	Nil
Jim Gowans	Nil	129,267	Nil
Chris Leavy	Nil	Nil	Nil
Jason Leblanc	Nil	87,892	Nil
Norman MacDonald	Nil	32,183	Nil
Don Newberry	Nil	93,063	Nil
William O’Reilly	Nil	91,363	Nil
André van Niekerk	Nil	Nil	Nil
Philipa Varris	Nil	Nil	Nil

Notes:

(1)	The value of the DSUs vested during the year is calculated as the number of DSUs vested multiplied by the closing market value of the Common Shares on the TSXV as at the date of vesting.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets out information as of December 31, 2025, with respect to outstanding security-based compensation arrangements.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,647,670	10.32	1,902,605
Equity compensation plans not approved by security holders	Nil	Nil	Nil
Total	1,647,670	10.32	1,902,605

Notes:

(1)	The number of securities to be issued in column (a), and the number of securities available in column (c), include DSUs. The Company expects to settle these in cash, however, they may be paid in shares at the discretion of the Company.
(2)	The weighted average exercise price does not take into account the shares issuable upon vesting of RSUs or the settlement of DSUs, as these awards do not have an exercise price.

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INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

As of the date hereof, other than any indebtedness that has been entirely repaid on or before the date of this Information Circular or “routine indebtedness” (as defined in Form 51-102F5 – Information Circular of NI 51-102), none of:

(a)	the individuals who are or, at any time since the beginning of the last financial year of the Company were, a director or executive officer of the Company;

(b)	the proposed Nominees for election as a director of the Company; or

(c)	any associates of the foregoing persons,

is, or at any time since the beginning of the most recently completed financial year of the Company has been, indebted to the Company or any of its subsidiaries, or indebted to another entity, where such indebtedness is, or at any time since the beginning of the most recently completed financial year has been, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Except as disclosed in this Information Circular, or as previously disclosed in the Company’s annual report on Form 10-K for the financial year ended December 31, 2025, none of:

(a)	the Informed Persons of the Company;

(b)	the proposed Nominees for election as a director of the Company; or

(c)	any associate or affiliate of the foregoing persons,

has or has had any material interest, direct or indirect, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction, which, in either case, has materially affected or is reasonably expected to materially affect the Company or any of its subsidiaries. A copy of the Company’s annual report on Form 10-K for the financial year ended December 31, 2025 is available under the Company’s profile on SEDAR+ at www.sedarplus.ca and on EDGAR at the website of the SEC at www.sec.gov/edgar.

PARTICULARS OF MATTERS TO BE ACTED UPON AT THE MEETING

Financial Statements

At the Meeting, Common Shareholders will receive and consider the audited consolidated financial statements of NEXM as at and for the years ended December 31, 2025, and the independent auditor’s report thereon, but no vote by the Common Shareholders with respect thereto is required or proposed to be taken. These annual financial statements, the auditor’s report thereon and the related management’s discussion and analysis for the financial year ended December 31, 2025 have been mailed to the Common Shareholders who requested to receive them and are also available on SEDAR+ (www.sedarplus.ca) under NEXM’s issuer profile. Additional copies of the financial statements may be obtained from the Company on request and will be available at the Meeting.

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Election of the Directors

Each director of the Company is elected annually and holds office until the next annual general meeting of shareholders or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated in accordance with the articles of NEXM or any successor corporation thereof. The Board currently consists of nine directors, the term of office for each of whom expires at the close of the Meeting. Two of the current directors, James Gowans and Chris Leavy, will not be seeking re-election at the Meeting. One of the Nominees, Keith Marshall, is seeking election at the Meeting for the first time. The Board has determined that eight directors will be elected at the Meeting.

Common Shareholders will be asked at the Meeting to consider, and if deemed advisable, to pass, with or without variation, an ordinary resolution (the “Director Election Resolution”) electing each of Mark Christensen, Jason LeBlanc, Keith Marshall, Paul Martin, Warwick Morley-Jepson, André van Niekerk, Philipa Varris and Sean Whiteford (the “Nominees”), as directors of the Company to hold office from the close of the Meeting until the next annual general meeting of the Common Shareholders or until their successors are duly elected or appointed.

The full text of the Director Election Resolution is set forth in Appendix “B” – “Resolutions to be Approved at the Meeting” to this Information Circular. In order to be passed, the Director Election Resolution requires the approval of a majority of the votes cast thereon by Common Shareholders present in person or represented by proxy at the Meeting.

The Board unanimously recommends that Common Shareholders vote FOR the Director Election Resolution. In the absence of instructions to the contrary, the persons whose names appear in the enclosed Proxy intend to vote FOR the Director Election Resolution.

Management does not contemplate that any of the Nominees will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, it is intended that discretionary authority will be exercised by the persons named in the accompanying Proxy to vote the Proxy for the election of any other person or persons in place of any Nominee or Nominees unable to serve. All Nominees have established their eligibility and willingness to serve as directors.

Information with respect to each Nominee is included below. The disclosure below is based upon information furnished by the respective Nominee. Except as otherwise indicated, each of the proposed Nominees has held the principal occupation shown beside the Nominee’s name in the tables below, or another executive office with the same or a related company, for the last five years.

Nominees

The following table sets out required information regarding the persons nominated by management for election as a director. No proposed director is to be elected under any arrangement or understanding between the proposed director and any other person or company, except the directors and executive officers of the Company acting solely in such capacity.

Mark Christensen Toronto, Ontario, Canada Director Since: August 8, 2023 Equity Ownership(1)(2) Common Shares: 218,339 Warrants: 164,128 Stock Options: 3,541 DSUs: 18,411

Independent

Principal Occupation: Corporate Director

Mark Christensen has spent the last 30 years as a specialist advisor/banker to corporations and institutional investors in public and private capital markets. He has experience in a broad range of capital market activities including equity and debt structured financings, mergers and acquisitions, and secondary market transactions. Mr. Christensen is the Founder and CEO of KES 7 Capital Inc., a Toronto-based, merchant bank and single-family office that targets bespoke investments in the resource, healthcare, real estate and technology sectors. Prior to founding KES 7 Capital Inc., Mr. Christensen was Vice Chairman and Head of Global Sales and Trading at GMP Securities (now Stifel Canada), which was one of Canada’s largest independent investment banks, where he served as a member of the Executive Committee, Compensation Committee and New Names Committee. Previously he worked in equity research at Midland Walwyn Capital Inc. (now Merrill Lynch/Bank of America) and corporate finance at Goepel McDermid Inc. (now Raymond James Financial). Mr. Christensen’s background in geology and geophysics has provided him with valuable insight into extractive resource industries. He holds a Master of Science degree from the University of Windsor and a Bachelor of Science degree from the University of Hull, United Kingdom.

Other Public Board Directorships	NEXM Committee Membership
Homeland Uranium Corp.	Corporate Governance and Nominating Committee Compensation Committee

Jason LeBlanc Toronto, Ontario, Canada Director Since: May 15, 2023 Equity Ownership Common Shares(1) - 70,000 Warrants - 40,000 Stock Options - 4,664 DSUs - 20,088

Independent

Principal Occupation: Mining Executive

Mr. LeBlanc has over 25 years of experience in the mining industry, primarily as a member of corporate management teams involved in extensive capital markets and M&A transactions. He is currently the Chief Financial Officer of Allied Gold Corporation and previously was the Chief Financial Officer of Yamana Gold Inc. from 2017 to 2023, following successively senior roles with Yamana Gold Inc. since 2006. Mr. LeBlanc holds a Master of Finance degree from the University of Toronto and a Bachelor of Commerce degree from the University of Windsor.

Other Public Board Directorships	NEXM Committee Membership
Nil	Audit & Risk Management Committee (Chair) Compensation Committee

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Keith Marshall Yorkshire, England Director Since: N/A Equity Ownership Common Shares(1) - Nil Warrants - Nil Stock Options - Nil DSUs - Nil

Independent

Principal Occupation: Managing Director of Marshall Mining Associates

Mr. Marshall is a mining engineer with over 45 years in the sector. the last 25 of which were in senior leadership roles. Specializing in underground mining, Mr. Marshall has developed a wealth managerial and technical experience in all aspects of underground mining. Mr Marshall’s last two operational roles were both with Rio Tinto, with whom he worked with for 22 years, as Managing Director of the Palabora Mining Company in South Africa and as President of the Oyu Tolgoi Project in Mongolia. Mr. Marshall holds a mining engineering degree from the Royal School of Mines at Imperial College London.

Other Public Board Directorships	NEXM Committee Membership
Resolute Mining Limited	N/A

Paul Martin Toronto, Ontario, Canada Director Since: September 18, 2024 Equity Ownership Common Shares(1): 50,000 Warrants: 25,000 Stock Options: 15,750 DSUs: 13,869

Independent

Principal Occupation: Corporate Director

Mr. Martin is a mining executive with over 30 years of experience at the CEO, CFO and Director levels, in challenging and changing corporate environments. He has gained significant experience through his various roles at multi operational mining, royalty and exploration companies listed on the Toronto Stock Exchange, TSX Venture Exchange and New York Stock Exchange. He previously served as interim CEO of the Company during 2025. He currently serves as the Chair of the Board of Directors of RPX Gold Inc. and as a Director of Osisko Bermuda Limited. Mr. Martin was Interim CEO at OR Royalties (formerly Osisko Gold Royalties Ltd) from July to December 2023 and at RPX Gold Inc. from March to August 2024, in each case during CEO transition periods. He was previously President and CEO at Detour Gold Corporation from 2013 to 2018 and, prior to that, CFO at Detour from 2008 until 2013. He played a significant role on the senior executive team that permitted, completed a bankable feasibility study for, financed, constructed and brought into operation the large-scale Detour Lake gold mine. Mr. Martin has worked in various senior financial roles at New Gold Inc., Gabriel Resources Ltd. and TVX Gold Inc. He has significant experience in governance matters related to publicly listed companies and holds the designation of CPA, CA.

Other Public Board Directorships	NEXM Committee Membership
RPX Gold Inc.	Audit & Risk Management Committee Compensation Committee (Chair)

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Warwick Morley Jepson Cape Town, South Africa Director Since: January 8, 2026 Equity Ownership Common Shares(1): Nil Warrants: Nil Stock Options: Nil DSUs: Nil

Independent

Principal Occupation: Corporate Director

Mr. Morley-Jepson has a distinguished mining career spanning more than 40 years in the precious and base metal sectors. In his early career he held numerous senior operational and project development roles, later progressing to executive positions within recognised global mining companies. His previous experience includes a period of 7 years at Kinross Gold Corporation where he progressed from a mine operations role as Regional Vice President to Executive Vice President and Chief Operating Officer responsible for the company’s operations and project development activities globally. He later went on to serve as Executive Vice President and Chief Operating Officer for Ivanhoe Mines. From 2017, Warwick has been appointed to the boards of numerous mining companies, most recently serving seven years at Wesdome Gold Mines, where he held the position of Chairman of the board of directors as well as Interim Chief Executive Officer.

Other Public Board Directorships	NEXM Committee Membership
Amaroq Minerals Ltd.	Safety, Sustainability and Technical Committee (Co-Chair)

André van Niekerk Vancouver, British Columbia, Canada Director Since: April 24, 2025 Equity Ownership Common Shares(1): Nil Warrants: Nil Stock Options: Nil DSUs: 5,900

Independent

Principal Occupation: Mining Executive

Mr. van Niekerk brings over 23 years of progressive leadership experience in the mining industry, with a strong track record of financial and operational success. Mr. van Niekerk currently serves as Chief Financial Officer of Sunshine Silver Mining & Refining Company. Prior to that, he served as the Chief Financial Officer for Gatos Silver Inc. prior to its acquisition by First Majestic Silver Corp. Previously he served as Chief Financial Officer of Nevada Copper Corp., where he played a pivotal role in transitioning the company from development to production and led multiple successful equity financings and debt restructurings. Prior to that, André spent 14 years at Golden Star Resources, a gold producer operating in Ghana, where he held various senior financial and operational roles, ultimately serving as Executive Vice President and CFO. His career began with KPMG in South Africa and Denver in advisory and audit positions. André holds accounting degrees from the University of South Africa and the University of Pretoria and is a Certified Public Accountant.

Other Public Board Directorships	NEXM Committee Membership
Nil	Audit & Risk Management Committee Corporate Governance and Nominating Committee (Chair)

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Philipa Varris London, England Director Since: July 23, 2025 Equity Ownership Common Shares(1): Nil Warrants: Nil Stock Options: Nil DSUs: 5,900

Independent

Principal Occupation: Oryx Global Partners, Head of Sustainability and Impact

Ms. Varris brings more than 25 years of leadership experience in environment, health, safety, and community management (“ESG”) within the mining sector. Her work has spanned multiple jurisdictions, including Africa, Australasia, and Latin America, and a broad range of mineral commodities. In recognition of her contributions to responsible mining, she has received the Australian Centenary Medal and was named one of Women in Mining’s 100 Global Inspirational Women. Furthermore, she has led teams that have been recognized with several industry honours, including the Prospectors & Developers Association of Canada Award for Environmental and Social Responsibility, the Australian Minerals and Energy Environment Foundation Award for Environmental Excellence, and the Mines and Money ESG Producer of the Year Award, among others. Ms. Varris holds a Master of Science in Natural Resources from Curtin University, is an AusIMM Chartered Environmental Professional and UK Committee member and is qualified with Corporate Directors International. Ms. Varris has served as Head of Sustainability and Impact for Oryx Global Partners Limited since 2024. She has previously held similar positions for Horizonte Minerals from 2022 to 2024, Golden Star Resources from 2011 to 2022 and others. Ms. Varris is a non-executive Director of Mkango Resources Limited and was previously a non-executive Director of EnviroGold Global Limited.

Other Public Board Directorships	NEXM Committee Membership
Mkango Resources Limited	Safety, Sustainability and Technical Committee (Co-Chair)

Sean Whiteford

Chagrin Falls, Ohio,

United States

Director Since:

February 9, 2026

and from July 2022 to March 2023

Equity Ownership

Common Shares(1): 86,468

Warrants: Nil

Stock Options: 35,208

DSUs: Nil

RSUs: 161,746

Non-Independent

Principal Occupation: Chief Executive Officer of NEXM

Mr. Whiteford is an accomplished geologist and mining executive with over 30 years of multi-commodity experience within the global resource sector. He has extensive knowledge of mineral exploration, resource definition, mining, strategy, technology and project studies having held various corporate, operational and technical roles at BHP, Rio Tinto and Cliffs Natural Resources. Mr. Whiteford also has a strong business development background and has completed the Advanced Management Program from Columbia Business School. Most recently he was Vice President, Business Development at Burgundy Diamond Mines Ltd (ASX:BDM). He is a Member of the AUSIMM, PDAC, and SEG. Mr. Whiteford was appointed CEO on January 15, 2026, and reappointed to the Board on February 9, 2026.

Other Public Board Directorships	NEXM Committee Membership
Nil	None

Notes:
(1)	The information as to Common Shares beneficially owned, controlled or directed, directly or indirectly, not being within the knowledge of the Company, has been furnished by the respective Nominee. The information is provided as of the Record Date.
(2)	Mr. Christensen holds: (i) 191,609 Common Shares and 62,618 Warrants directly; and (ii) 26,721 Common Shares and 101,501 Warrants, indirectly, through Christensen GM&P Holdings Corp., a private company beneficially owned or controlled by Mr. Christensen.

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As of the Record Date, there were 35,648,164 Common Shares issued and outstanding. The directors of NEXM, as a group, beneficially own, control or direct, directly or indirectly, 424,807 Common Shares, representing approximately 1.19% of the Common Shares outstanding as of the Record Date.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

For the purposes of the following disclosure, “order” means (a) a cease trade order; (b) an order similar to a cease trade order; or (c) an order that denied the relevant company access to any exemption under securities legislation, any of which was in effect for a period of more than thirty (30) consecutive days.

Except as disclosed below, to the knowledge of the Company, no proposed Nominee:

(a)	is, as at the date of this Information Circular, or has been, within 10 years before the date of this Information Circular, a director, chief executive officer or chief financial officer of any company (including NEXM) that,

(i)	was subject to an order that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or

(ii)	was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer,

(b)	is, as at the date of this Information Circular, or has been within 10 years before the date of this Information Circular, a director or executive officer of any company (including NEXM) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, amalgamation or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets;

(c)	has, within the 10 years before the date of this Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, amalgamation or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director; or

(d)	has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would be likely to be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

Mr. Christensen was a director of Lilis Energy, Inc. (“Lilis”), an exploration and production company operating in the Permian Basin of West Texas and Southeastern New Mexico. Mr. Christensen resigned from the Lilis board of directors on April 14, 2020. On June 29, 2020, Lilis filed petitions under Chapter 11 of the United States Bankruptcy Code. Lilis announced on June 30, 2020 that it had received notification dated June 29, 2020 from the NYSE American LLC that Lilis’ common stock had been suspended from trading on the NYSE American and that Lilis was no longer suitable for listing. On December 2, 2020, Lilis announced the closing of the sale of substantially all of the assets of Lilis and its filing subsidiaries to Ameredev Texas, LLC pursuant to a previously disclosed bankruptcy court-approved purchase and sale agreement.

Mr. van Niekerk was the Chief Financial Officer of Gatos Silver, Inc. from June 2022 to January 2025. On July 7, 2022 the Ontario Securities Commission issued an order under paragraphs 2 and 2.1 of Subsection 127(1) and Subsection 127(4.1) of the Securities Act (Ontario) ordering that all trading in and all acquisitions of the securities of Gatos Silver, Inc., whether direct or indirect, by Mr. van Niekerk cease effective the date of the order. The order resulted from Gatos Silver, Inc. failing to file certain continuous disclosure materials as required by Ontario securities law. The filing defaults having been remedied the cease trade order dated July 7, 2022, was allowed to lapse/expire as of June 29, 2023.

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Appointment and Remuneration of Auditor

At the Meeting, Common Shareholders will be asked to approve the appointment of MNP LLP as the auditor of the Company to hold office until the close of the next annual meeting of shareholders or until a successor is appointed, and to authorize the Board to fix the auditor’s remuneration. MNP LLP has been the auditor of the Company since December 6, 2022. The full text of the resolution approving the appointment of MNP LLP as the auditor of the Company is set forth in Appendix “B” – “ Resolutions to be Approved at the Meeting“ to this Information Circular.

The persons named in the accompanying Proxy intend to vote FOR the appointment of MNP LLP as the auditor of the Company until the close of the next annual general meeting of shareholders or until its successor is appointed and the authorization of the Board to fix the remuneration of MNP LLP, unless the Common Shareholder who has given such Proxy has directed that the Common Shares represented by such Proxy be withheld from voting in respect of the appointment of the auditor of the Company.

Approval of the Omnibus Plan

The Omnibus Plan provides for the award of Awards to Eligible Persons. The Omnibus Plan was adopted by the Company’s Board on April 24, 2025, and most recently approved by the Company’s shareholders on June 3, 2025. On April 9, 2026, the Board approved clarifying amendments to the Omnibus Plan confirming the Board’s discretion to determine the manner of settlement of DSUs granted under the Omnibus Plan (either in cash or in shares) in the absence of specification in the applicable award agreement.

A copy of the Omnibus Plan is attached this this Circular as Appendix “E” and a summary of the key terms of the Omnibus Plan is provided under “Statement of Executive Compensation – Omnibus Plan Description”.

At the Meeting, a resolution approving the Omnibus Plan (the “Omnibus Plan Resolution”) will be placed before the Shareholders. The complete text of the Omnibus Plan Resolution which management intends to place before the Meeting for approval, confirmation and adoption, with or without modification, is set out in Appendix “B” attached hereto.

The form of the Omnibus Plan Resolution is subject to such amendments as management may propose at the Meeting, but which do not materially affect the substance of the resolution. To be adopted, the Omnibus Plan Resolution is required to be passed by a simple majority of Common Shareholder votes cast in person or by proxy at the Meeting. The Board unanimously recommends that Common Shareholders vote in favour of the Omnibus Plan Resolution. The persons designated as proxyholders in the accompanying Form of Proxy (absent contrary directions) intend to vote FOR the Omnibus Plan Resolution.

APPROVAL

The undersigned hereby certifies that the contents of this Information Circular and the sending of this Information Circular to Shareholders have been approved by the Board.

BY ORDER OF THE BOARD OF DIRECTORS

“Sean Whiteford”

Sean Whiteford

Chief Executive Officer and Director

NexMetals Mining Corp.

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APPENDIX “A” – GLOSSARY

The following terms used in this Information Circular have the following meanings. This is not an exhaustive list of defined terms used in this Information Circular.

“Affiliate” means a company that is affiliated with another company as described below.

A company is an “Affiliate” of another company if:

(a)	one of them is the subsidiary of the other; or
(b)	each of them is controlled by the same Person.

A company is “controlled” by a Person if:

(a)	Voting Securities of the company are held, other than by way of security only, by or for the benefit of that Person, and
(b)	the Voting Securities, if voted, entitle the Person to elect a majority of the directors of the company.

A Person “beneficially owns” securities that are beneficially owned by:

(a)	a company controlled by that Person; or
(b)	an Affiliate of that Person or an Affiliate of any company controlled by that Person.

“ANZAC” means ANZAC Consulting Ltd.

“Auditor Appointment Resolution” has the meaning ascribed in the Information Circular under the heading “Particulars of Matters to be Acted upon at the Meeting – Appointment and Remuneration of Auditor”, the full text of which is set forth in Appendix “B” – “Resolutions to be Approved at the Meeting – Auditor Appointment Resolution” to this Information Circular.

“BCBCA” means the Business Corporations Act (British Columbia) and all regulations thereunder, as amended from time to time.

“Beneficial Common Shareholders” means Common Shareholders who do not hold Common Shares in their own name.

“Board” means the board of directors of NEXM.

“Broadridge” means Broadridge Investor Communications Corporation.

“Business Day” means any day other than a Saturday, Sunday or a statutory holiday in Toronto, Ontario.

“CCAA” means the Companies’ Creditors Arrangement Act.

“Common Shareholders” means the holders of Common Shares.

“Common Shares” means the common shares of NEXM.

“Compensation Committee” means the Compensation Committee of the Board.

“Consultant” has the meaning ascribed thereto in the Omnibus Plan.

“Director Election Resolution” has the meaning ascribed thereto in the Information Circular under the heading “Particulars of Matters to be Acted Upon at the Meeting – Election of Directors”, the full text of which is set forth in Appendix “B” – “ Resolutions to be Approved at the Meeting – Director Election Resolution” to this Information Circular.

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“disinterested shareholder” means a shareholder who is not a director, officer, promoter or other Insider of the Company or its associates or affiliates, as such terms are defined under the Securities Act (Ontario).

“DSUs” means the deferred share units of the Company.

“Fiscal Year” means the Company’s fiscal year commencing on January 1 and ending on December 31 or such other fiscal year as approved by the Board.

“Information Circular” means this management information circular of NEXM dated April 23, 2026.

“Informed Person” means:

(a)	a director or executive officer of the Company;

(b)	a director or executive officer of a person or company that is itself an Informed Person or a subsidiary of the Company;

(c)	any person or company who beneficially owns, directly or indirectly, Voting Securities of the Company or who exercises control or direction over Voting Securities of the Company, or a combination of both, carrying more than 10 percent of the voting rights attached to all outstanding Voting Securities of the Company, other than the Voting Securities held by the person or company as underwriter in the course of a distribution; and

(d)	the Company itself if it has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.

“Insider” if used in relation to an issuer, means:

(a)	a director or senior officer of the issuer;

(b)	a director or senior officer of a company that is an insider or subsidiary of the issuer;

(c)	a Person that beneficially owns or controls, directly or indirectly, voting shares carrying more than 10% of the voting rights attached to all outstanding voting shares of the issuer; or

(d)	the issuer itself if it holds any of its own securities.

“Intermediaries” refers to brokers, investment firms, clearing houses and similar entities that own securities on behalf of Beneficial Common Shareholders.

“Investor Relations Service Provider” has the meaning ascribed thereto in the Information Circular under the heading “Statement of Executive Compensation – Omnibus Plan Description”.

“ISO Limit” has the meaning ascribed thereto in the Information Circular under the heading “Statement of Executive Compensation – Omnibus Plan Description – Common Shares Available for Awards”.

“Lilis” means Lilis Energy, Inc.

“Meeting” means the annual general meeting of the Shareholders to be held on Wednesday, May 27, 2026 at 9 a.m. (Vancouver time) online at https://meetnow.global/MJP42UA, and any adjournment or postponement thereof.

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“Meeting Materials” means, collectively, the Notice of Meeting, this Information Circular and, as the case may be, a VIF or Proxy.

“NEO” or “Named Executive Officers” means a named executive officer, which includes:

(a)	each individual who, in respect of the Company, during any part of the most recently completed financial year, served as chief executive officer, including an individual performing functions similar to a chief executive officer;

(b)	each individual who, in respect of the Company, during any part of the most recently completed financial year, served as chief financial officer, including an individual performing functions similar to a chief financial officer;

(c)	in respect of the Company and its subsidiaries, the most highly compensated executive officer other than the individuals identified in paragraphs (a) and (b) at the end of the most recently completed financial year whose total compensation was more than $150,000, as determined in accordance with subsection 1.3(5), for that financial year;

(d)	each individual who would be a named executive officer under paragraph (c) but for the fact that the individual was not an executive officer of the company, and was not acting in a similar capacity, at the end of that financial year;

“NEXM” or the “Company” means NexMetals Mining Corp., a corporation continued under the BCBCA.

“NI 51-102” means National Instrument 51-102 – Continuous Disclosure Obligations.

“NI 52-110” means National Instrument 52 -110 – Audit Committee Disclosure.

“NI 54-101” means National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer.

“NI 58-101” means National Instrument 58-101 - Corporate Governance Disclosure.

“NOBOs” means non-objecting beneficial owners.

“Nominees”, and each a “Nominee”, has the meaning ascribed thereto under section titled “Particulars of Matters to be Acted Upon at the Meeting“ of this Information Circular.

“Notice-and-Access-Provisions” has the meaning ascribed thereto under section titled “Proxy Related Information – Notice-and-Access Rules” of this Information Circular.

“Notice of Meeting” means the notice of annual general meeting of Shareholders that accompanies this Information Circular.

“OBOs” means objecting beneficial owners.

“Omnibus Plan” means the Company’s omnibus incentive plan to be approved at the Meeting.

“Omnibus Plan Resolution” has the meaning ascribed thereto in the Information Circular under the heading “Particulars of Matters to be Acted Upon – Approval of the Omnibus Plan”, the full text of which is set forth in Appendix “B” – “Resolutions to be Approved at the Meeting – Omnibus Plan Resolution” to this Information Circular.

“Options” means the options to purchase Common Shares.

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“Participant” has the meaning ascribed thereto in the Information Circular under the heading “Statement of Executive Compensation – Omnibus Plan Description”.

“Person” means an individual, partnership, association, body corporate, joint venture, business organization, trustee, executor, administrative legal representative, governmental entity or any other entity, whether or not having legal status.

“PNGPL” means Premium Nickel Group Proprietary Limited, one of the Company’s Botswana subsidiaries.

“PNRPL” means Premium Nickel Resources Proprietary Limited, one of the Company’s Barbados subsidiaries

“Preferred Shareholders” means the holders of Preferred Shares.

“Preferred Shares” means the preferred shares of NEXM.

“PRIL” means Premium Resources International Ltd., one of the Company’s Barbados subsidiaries.

“Proxy” means the form of proxy accompanying this Information Circular.

“Record Date” means the close of business on April 22, 2026.

“Registered Common Shareholders” means shareholders of NEXM whose names appear on the records of NEXM as the registered holders of Common Shares.

“Resolutions” means, together, the Director Election Resolution, the Auditor Appointment Resolution, and the Omnibus Plan Resolution, as more particularly set forth in Appendix “B” – “ Resolutions to be Approved at the Meeting“ to this Information Circular.

“RSUs” means the restricted share units of the Company.

“SEDAR+” means the System for Electronic Data Analysis and Retrieval.

“Series 1 Convertible Preferred Shares” has the meaning ascribed thereto in the Information Circular under the heading “Proxy Related Information – Voting Securities and Principal Holders”.

“Shareholders” means collectively, the Common Shareholders and the Preferred Shareholders.

“VIF” means a voting instruction form.

“Voting Securities” shall mean any securities of the Company ordinarily carrying the right to vote at elections of directors and any securities immediately convertible into or exchangeable for such securities.

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APPENDIX “B” – RESOLUTIONS TO BE APPROVED AT THE MEETING

Unless noted otherwise herein, capitalized terms used in these resolutions that are not otherwise defined herein shall have the meanings ascribed to them in the management information circular of the Company dated April 23, 2026 (the “Information Circular”).

Director Election Resolution

BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT each of Mark Christensen, Jason LeBlanc, Keith Marshall, Paul Martin, Warwick Morley-Jepson, André van Niekerk, Philipa Varris and Sean Whiteford is hereby elected as a director of the Company to hold office from the close of the Meeting until the next annual general meeting of the Shareholders, or until his or her successor is duly elected or appointed.

Auditor Appointment Resolution

BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT MNP LLP be, and hereby is, appointed as the independent auditor of the Company, to hold office until the next annual general meeting of Shareholders or until a successor is appointed, and to authorize the Board to fix the auditor’s remuneration.

Omnibus Plan Resolution

BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT:

A.	The Omnibus Plan (the “Omnibus Plan”), substantially in the form attached as Appendix “E” to the management information circular of the Company dated April 23, 2026, is hereby approved.

B.	The aggregate number of common shares of the Company (the “Common Shares”) which may be made available for issuance under the Omnibus Plan will not exceed 10% of the total number of issued and outstanding Common Shares from time to time, subject to adjustment as provided in the Omnibus Plan.

C.	Any director or officer be and is hereby authorized to make any and all additions, deletions and modifications to the Omnibus Plan as may be necessary or advisable to give effect to this ordinary resolution or as may be required by applicable regulatory authorities including any stock exchange on which the Common Shares are or will be listed.

D.	Any director or officer be and is hereby authorized, to execute and deliver all such other deeds, documents and other writings and perform such other acts as may be necessary or desirable to give effect to this resolution; and notwithstanding approval of the shareholders of the Company as herein provided, the Board may, in its sole discretion, determine not to adopt the Omnibus Plan without further approval of the shareholders of the Company.

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APPENDIX “C” – CORPORATE GOVERNANCE DISCLOSURE

FORM 58-101F1 – CORPORATE GOVERNANCE DISCLOSURE

The board of directors (the “Board”) of NexMetals Mining Corp. (the “Company”) believes that good corporate governance improves corporate performance and benefits all shareholders. National Policy 58-201 – Corporate Governance Guidelines provides non-prescriptive guidelines on corporate governance practices for reporting issuers such as the Company. In addition, National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”) prescribes certain disclosure by the Company of its corporate governance practices. This disclosure is presented below in accordance with Form 58-101F1 – Corporate Governance Disclosure of NI 58-101. All capitalized terms used in this Appendix “C” – “Corporate Governance Disclosure“ have the meanings set forth herein and, unless the context otherwise requires, should not be interpreted with reference to the “Glossary“ in the Information Circular.

The Company has reviewed its corporate governance practices against the requirements of the Nasdaq Stock Market (“Nasdaq”) and determined the significant ways in which its corporate governance practices differ from those followed by U.S. companies under the Nasdaq listing standards (the “Nasdaq Listing Rules”) for corporate governance. A description of the significant ways in which the Company’s corporate governance practices differ from those followed by U.S. companies pursuant to the applicable Nasdaq Listing Rules is disclosed on the Company’s website at https://nexmetalsmining.com/leadership/#governance.

Item 1: Board Of Directors

The Board supervises the Chief Executive Officer and the Chief Financial Officer. Both the Chief Executive Officer and the Chief Financial Officer are required to act in accordance with the scope of authority provided to them by the Board. The proposed Board will consist of eight (8) directors, all of whom, except Mr. Whiteford, are independent for the purposes of NI 58-101 and Rule 5605 of the Nasdaq Listing Rules. For the purposes of determining independence under NI 58-101 and Rule 5605 of the Nasdaq Listing Rules, a director is independent if the director has no direct or indirect material relationship with the Company which could, in the view of the Board, be reasonably expected to interfere with the exercise of the director’s independent judgment.

Mark Christensen is “independent” in that he is free from any direct or indirect material relationship with the Company.

Jason LeBlanc is “independent” in that he is free from any direct or indirect material relationship with the Company.

Keith Marshall is “independent” in that he is free from any direct or indirect material relationship with the Company.

Paul Martin is “independent” in that he is free from any direct or indirect material relationship with the Company.

Warwick Morley-Jepson is “independent” in that he is free from any direct or indirect material relationship with the Company.

André van Niekerk is “independent” in that he is free from any direct or indirect material relationship with the Company.

Philipa Varris is “independent” in that she is free from any direct or indirect material relationship with the Company.

Sean Whiteford is the Chief Executive Officer of the Company and is therefore not “independent”.

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The Nominees are currently directors of the following other reporting issuers:

Nominee	Name of Other Reporting Issuer
Mark Christensen	Homeland Uranium Corp.
Keith Marshall	Resolute Mining Limited
Paul Martin	RPX Gold Inc.
Warwick Morley-Jepson	Amaroq Minerals Ltd.
Philipa Varris	Mkango Resources Limited

The independent directors generally hold an in camera session at each meeting of the Board at which non-independent directors and members of management are not in attendance. Since January 1, 2025, the Board has held 22 meetings, with the independent directors meeting following all but two of these meetings.

The attendance record of the directors since January 1, 2025, is as follows:

Director	Board	Audit & Risk Management Committee	Compensation Committee	Corporate Governance & Nominating Committee	Safety, Sustainability & Technical Committee
Mark Christensen	21 out of 22 (95%)		7 out of 9 (78%)	1 out of 1 (100%)	1 out of 1 (100%)
James Gowans	15 out of 22 (68%)				0 out of 1 (0%)
Chris Leavy	16 out of 16 (100%)		9 out of 9 (100%)	1 out of 1 (100%)
Jason LeBlanc	21 out of 22 (95%)	8 out of 8 (100%)	9 out of 9 (100%)
Paul Martin	22 out of 22 (100%)	8 out of 8 (100%)	8 out of 9 (89%)		1 out of 1 (100%)
Warwick Morley-Jepson	4 out of 4 (100%)				1 out of 1 (100%)
André van Niekerk	14 out of 14 (100%)	6 out of 6 (100%)		1 out of 1 (100%)
Philipa Varris	10 out of 10 (100%)				2 out of 2 (100%)
Sean Whiteford	3 out of 3 (100%)

Item 2: Board Mandate

The Company’s Board Mandate is attached as Schedule “A” to this Appendix “C”.

Item 3: Position Descriptions

On April 9, 2026, the Board amended the Board Mandate and added Position Descriptions for the Board Chair, Chief Executive Officer and Committee Chairs (see Schedules “A”, “B” and “C” to the Board Mandate respectively).

Item 4: Orientation and Continuing Education

New Board members receive an orientation package which includes reports on operations and results, and public disclosure filings by the Company. Board meetings are sometimes held at the Company’s offices and, from time to time, are combined with presentations by the Company’s management to give the directors additional insight into the Company’s business.

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No formal continuing education program currently exists for the directors of the Company. However, the Company provides continuing education to directors on an ad hoc basis, as required, including updates and briefings on the Company’s business, operations, and relevant legal and regulatory developments to assist directors in fulfilling their obligations. In addition, the Board seeks to ensure that its members maintain the necessary skills and knowledge by appointing directors with significant experience and expertise in areas relevant to the Company’s business, including financial, legal, and mining matters.

Item 5: Ethical Business Conduct

The Board has adopted a Code of Business Conduct and Ethics (the “Code”). The Board and Chair of the Audit & Risk Management Committee are responsible for overseeing compliance with the Code and the CEO is charged with ensuring adherence to the Code. Additionally, compliance with the Code is based on the cooperation and vigilance of all persons subject to the Code. Each of the Company’s directors, officers, employees, consultants and agents are provided with a copy of the Code and are required to certify that they have read, understand, and agree to comply with the Code. A copy of the Code is available on the Company’s website at https://nexmetalsmining.com/leadership/#governance.

The Board takes steps to ensure that directors exercise independent judgment in considering transactions and agreements in which a director or executive officer has a material interest. These measures include maintaining and enforcing the Code, which requires the disclosure of actual or potential conflicts of interest and adherence to established procedures for addressing such conflicts. Directors, officers and employees are expected to be familiar with the Code and to report any conflicts to the Audit & Risk Management Committee. Additionally, the fiduciary duties placed on individual directors under the Business Corporations Act (“Act”) and the common law and the restrictions placed by the Act on an individual director’s participation in decisions of the Board in which the director has an interest, ensure that directors exercise independent judgement in considering transactions and agreements in respect of which a director or executive officer has a material interest.

The Board has also adopted a “Whistle Blowing Policy” wherein employees and consultants of the Corporation are provided with the mechanics by which they may raise concerns in a confidential, anonymous process with respect to accounting matters generally, internal accounting and/or controls, the conduct of the audit of the Company’s financial accounts and statements or related matters, or other “non-financial” matters, which, if disclosed, could reasonably be expected to raise concerns regarding the integrity, ethics or bona fides of the Company.

Item 6: Nomination of Directors

The Board reviews its size and composition at least annually, taking into account the number of directors and the skills and experience required to carry out the Board’s duties effectively.

The Board has a Corporate Governance and Nominating Committee, currently composed of André van Niekerk (Chair), Mark Christensen and Chris Leavy, each of whom is an independent director within the meaning set out in NI 58-101 and Rule 5605 of the Nasdaq Listing Rules, which assists the Board with the above-noted matter relating to the nominations.

The primary function of the Corporate Governance & Nominating Committee is to assist the Board in fulfilling its oversight responsibilities by assessing the effectiveness of the Board as a whole, as well as evaluating the contribution of individual members; assessing and improving the Company’s governance practices; proposing new nominees for appointment to the Board; and orientating new directors. A copy of the Charter of the Corporate Governance & Nominating Committee is available on the Company’s website at https://nexmetalsmining.com/leadership/#governance.

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Item 7: Compensation

The Compensation Committee is responsible for, among other things, evaluating the performance of the Company’s executive officers, determining or making recommendations to the Board with respect to the compensation of the Company’s executive officers, making recommendations to the Board with respect to director compensation, incentive compensation plans and equity-based plans, making recommendations to the Board with respect to the compensation policy for the employees of the Company and its subsidiaries and ensuring that the Company is in compliance with all legal requirements with respect to compensation disclosure. In performing its duties, the Compensation Committee has the authority to engage such advisors, including executive compensation consultants, as it considers necessary.

The Compensation Committee is currently composed of Paul Martin (Chair), Mark Christensen, Chris Leavy and Jason LeBlanc, each of whom is an independent director within the meaning set out in NI 58-101 and Rule 5605 of the Nasdaq Listing Rules.

Each current member of the Compensation Committee is an experienced participant in business or finance, and each has prior experience as a director of other companies, charities or business associations, in addition to the Board.

The recommendations of the Compensation Committee are based primarily on analysis which compares the Company’s pay levels and compensation practices with other reporting issuers of similar size and which are active in the industry and/or market in which the Company competes for talent. This analysis provides valuable information that will allow the Company to make adjustments, if necessary, to attract and retain the best individuals to meet the Company’s needs and provide value to Shareholders.

A copy of the Charter of the Compensation Committee is available on the Company’s website at https://nexmetalsmining.com/leadership/#governance.

Item 8: Other Board Committees

In addition to the Audit & Risk Management Committee, the Compensation Committee and the Corporate Governance & Nominating Committee, the Board has a Safety, Sustainability & Technical Committee.

The Safety, Sustainability & Technical Committee is currently composed of Warwick Morley-Jepson (Co-Chair), Philipa Varris (Co-Chair) and James Gowans, each of whom is an independent director within the meaning set out in NI 58-101 and Rule 5605 of the Nasdaq Listing Rules.

The primary function of the Safety, Sustainability & Technical Committee is to assist the Board in fulfilling its oversight responsibilities relating to the Company’s:

●	commitment to maintain healthy and safe workplaces, environmentally sound and responsible resource development, good community relations and the protection of human rights; and

●	exploration, project development, and mining activities and the public disclosure of technical information concerning the Company’s material properties, as required by applicable securities laws.

A copy of the Charter of the Safety, Sustainability & Technical Committee is available on the Company’s website at https://nexmetalsmining.com/leadership/#governance.

Item 9: Assessments

The Corporate Governance and Nominating Committee is responsible for monitoring the effectiveness of the Board, its committees and individual directors. On at least an annual basis, the Corporate Governance and Nominating Committee surveys all members of the Board to solicit feedback on the performance of the Board, each committee of the Board and each director. This feedback is then taken to the Board by the Chair of the Corporate Governance and Nominating Committee and discussed by the Board to determine what, if any, changes are warranted.

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Item 10: Director Term Limits

The Company has not adopted term limits for its directors or other formal mechanisms of board renewal. The Board is of the view that imposing term limits may reduce continuity and the benefit of experience on the Board and could result in the loss of valuable, experienced and knowledgeable directors, which may not be in the best interests of the Company. To support effective board renewal, the Corporate Governance and Nominating Committee conducts assessments of the Board, its committees and individual directors. These assessments include consideration of director tenure, performance, and the overall composition and effectiveness of the Board and its committees. The results of these assessments are reported to the Board, together with any recommendations regarding Board composition.

Item 11: Board and Senior Management Diversity Disclosure

The Company has not adopted a written policy relating to the identification and nomination of women directors. The Board is of the view that its existing nomination process, which emphasizes merit, experience, skills and the needs of the Board, is effective in identifying qualified candidates, including women. In identifying and recommending candidates for nomination, the Corporate Governance and Nominating Committee considers a broad range of factors, including professional experience, expertise, personal qualities and diversity, but does not apply specific quotas or targets based on gender. Similarly, the Company does not specifically consider the level of representation of women in executive officer positions when making executive officer appointments and has not adopted targets in respect of women in such positions. Appointments of executive officers are based on merit, qualifications, experience and the needs of the Company at the relevant time.

The Board believes that, given the Company’s current stage of development and the size of the Board, adopting a formal written policy or targets is not necessary at this time and could unduly restrict the selection of the most qualified candidates. The Board will continue to monitor its composition and the composition of the Company’s management team and may consider adopting such a policy in the future as circumstances evolve.

The Company currently has one female director, representing approximately 12.5% of the directors standing for election. The Company currently has one female executive officer, representing approximately 16.6% of the executive officers of the Company, including its major subsidiaries. For additional disclosure in respect of the Company’s directors and executive officers, please see sections titled Particulars of Matters to be Acted Upon at the Meeting – Election of the Directors and Statement of Executive Compensation of this Information Circular.

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SCHEDULE “A” TO APPENDIX “C” – BOARD MANDATE

I. PURPOSE

The Board of Directors (the “Board”) of NexMetals Mining Corp. (the “Company”) is responsible for the overall stewardship of the business and for acting in the best interests of the Company, its shareholders and other stakeholders. The Board will discharge its responsibilities directly and through its committees. The Board delegates the responsibility for day-to-day operations to the Chief Executive Officer.

II. COMPOSITION

The Board is elected by the shareholders at each annual meeting of shareholders of the Company.

Membership Criteria and Board Succession

The Board is responsible for maintaining a Board succession plan that is responsive to the needs of the Company and the interests of its shareholders. Candidates will be identified based on the current composition of the Board, including the diversity of its membership and the competencies and skills that it possesses as a whole and the competencies and skills the candidate would bring to the Board. The Board shall maintain a skills matrix which shall be reviewed annually and used to assist the Board in evaluating potential candidates for membership on the Board. The nominee’s integrity, reputation and accomplishments and the ability of the candidate to contribute to effective oversight of the management of the Company will also be considered.

Director Independence

The Board shall be constituted at all times of a majority of directors who are “independent”, as determined by the Board in accordance with applicable securities laws and stock exchange rules.

Generally, a director is considered to be “independent” if he or she has no direct or indirect material relationship with the Company which could, in the view of the Board, reasonably interfere with the exercise of a director’s independent judgment.

Directors have an ongoing obligation to inform the Board of any material changes in their circumstances or relationships which may affect the Board’s determination as to their independence.

The Board will review the independence of all directors on an annual basis and will disclose its determinations in the Company’s management information circular.

Chair

Each year, the Board will elect a Chair from among its members. If the Chair is determined not to be independent, the Board will designate one of the independent Directors as the Lead Director to facilitate the functioning of the Board independently of management of the Company. The responsibilities of the Chair are set out in the position description for the Chair of the Board attached as Schedule “A”.

III. MEETINGS

The Board shall meet as frequently as is necessary to carry out its responsibilities, but at least once each quarter. The Board may ask members of management or others to attend meetings or to provide information as necessary.

The quorum for the transaction of business at any meeting of the Board shall be a majority of the number of directors or such greater number as the Board shall by resolution determine.

Meetings of the Board shall be held from time to time as the Board or the Chair of the Board shall determine upon 48 hours’ notice to each director. The notice period may be waived by a quorum of the Board. The Board will record minutes of its meetings.

Each meeting will include an in camera session of the Board without members of management present.

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IV. RESPONSIBILITIES

The Board’s mandate is the stewardship of the Company and its responsibilities include, without limitation of its general mandate, the following specific responsibilities:

●	The assignment to committees of directors of the Company the general responsibility for developing the Company’s approach to: (i) financial reporting and internal controls; (ii) issues relating to compensation of directors, officers and employees; (iii) providing oversight of the safety, sustainability and technical aspects of the Company’s operations and (iv) corporate governance issues and matters relating to nomination of directors.

●	The formation of committees of the Board when it is deemed appropriate by the Board to deal with specific issues that arise.

●	With the assistance of the Corporate Governance and Nominating Committee:

✓	Developing the Company’s approach to corporate governance, including developing a set of corporate governance principles and guidelines specific to the Company.

✓	Reviewing the composition of the Board and ensuring it meets its independence criteria.

✓	To the extent feasible, satisfying itself as to the integrity of the Chief Executive Officer and other senior officers and that such officers create a culture of integrity throughout the Company.

✓	Assessing the effectiveness of the Board as a whole, the committees of the Board and the contribution of individual directors, including, considering the appropriate size of the Board.

✓	Ensuring that an appropriate review and selection process for new nominees to the Board is in place.

✓	Ensuring that an appropriate orientation and education program for new members of the Board is in place.

✓	Approving disclosure and securities compliance policies, including communications policies of the Company.

✓	Reviewing and approving the formal charters of the committees of the Board.

●	With the assistance of the Audit and Risk Management Committee:

✓	Ensuring the integrity of the Company’s internal controls and management information systems.

✓	Ensuring the Company’s ethical behaviour and compliance with laws and regulations, audit and accounting principles and the Company’s own governing documents.

✓	Identifying the principal risks of the Company’s business and ensuring that appropriate systems are in place to manage these risks.

✓	Reviewing and approving significant operational and financial matters and providing direction to management on these matters.

✓	Approving annual and interim financial statements of the Company together with the annual management’s discussion and analysis, unless such approval is specifically delegated to the Audit and Risk Management Committee.

●	With the assistance of the Compensation Committee:

✓	Establishing appropriate performance criteria for the senior management of the Company and approving the overall compensation of the senior management and the directors.

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●	With the assistance of the Safety, Sustainability and Technical Committee:

✓	Ensuring the Company maintains healthy and safe workplaces, environmentally sound and responsible resource development, good community relations and the protection of human rights.

✓	Overseeing the Company’s exploration, project development, and mining activities and its compliance with required public disclosure of its reserves and resources.

●	With the assistance of the Chief Executive Officer, monitoring and reviewing feedback provided by the Company’s shareholders.

●	Succession planning including selecting, appointing, training, monitoring, evaluating and, if necessary, replacing senior management to ensure management succession.

●	Adopting a strategic planning process and approving, at least annually, a strategic plan that takes into account business opportunities and business risks identified by the Board and/or a committee of the Board and monitoring performance against such plans.

●	Reviewing and approving corporate objectives and goals applicable to the Company’s senior management and monitoring realization of those objectives.

●	Reviewing with senior management:

✓	major corporate decisions which require approval of the Board and approving such decisions as they arise;

✓	major capital expenditure decisions in excess of thresholds previously authorized in a budget or by resolution of the Board; and

✓	material decisions relating to senior personnel, major property acquisitions or divestments, major investments, and other decisions, where deemed appropriate.

●	Performing such other functions as prescribed by law or assigned to the Board in the Company’s constating documents and by-laws.

V. DIRECTOR RESPONSIBILITIES

The primary responsibility of individual directors is to act honestly and in good faith and to exercise their business judgment in what they reasonably believe to be the best interests of the Company and its shareholders.

The Board has developed the following specific expectations of directors to promote the discharge by the directors of their responsibilities and to promote the proper conduct of the Board:

●	Understand the Company and its Business. Each director is expected to develop and maintain a thorough understanding of the Company’s business, its strategy, business operations, financial position and performance, the risks it faces and the social and political environments in which it operates.

●	Loyalty and Ethics. All directors owe a duty of loyalty to the Company which requires each director to put the best interests of the Company ahead of any other commercial interest he or she may have. Directors are expected to conduct themselves in accordance with the Company’s Code of Business Conduct and Ethics. Directors must disclose any conflict of interest on any issue, including any interest in a material contract or transaction, brought before the Board and refrain from participating in the Board discussion and voting on the matter unless asked by the Board to do so.

●	Prepare for Meetings. Directors are expected to diligently prepare for each meeting, including by reviewing all materials circulated in advance of each meeting and should arrive prepared to discuss the issues presented. Directors are encouraged to contact the Board Chair, committee Chairs, the Chief Executive Officer and any other appropriate officer to ask questions and discuss agenda items prior to meetings.

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●	Attend Meetings. Directors are expected to maintain a high attendance record at meetings of the Board. Attendance by telephone or video conference may be used to facilitate a director’s attendance.

●	Participate in Meetings. Directors are expected to be active and effective participants in the deliberations of the Board by participating fully and frankly in Board discussions and encouraging free and open discussion of the affairs of the Company.

●	Continuing Education. Directors are expected to pursue continuing education opportunities to maintain and enhance their abilities as directors and ensure that their knowledge of the business of the Company remains current.

●	Other Directorships and Significant Activities. The Company values the experience directors bring from other boards on which they serve and other activities in which they participate but recognizes that those boards and activities may also present demands on a director’s time and availability and may present conflicts or legal issues, including independence issues. Each director should, when considering membership on another board, make every effort to ensure that such membership will not impair the director’s time and availability for his or her commitment to the Company. The Board believes that this objective is served by limiting the number of other public company boards on which a director may serve to three and, in the case of the Chief Executive Officer, to one. Directors must advise the Board Chair and the Chief Executive Officer before accepting membership on the board of another public company or establishing other significant relationships, particularly those that may result in significant time commitments.

●	Confidentiality. Each director must maintain the confidentiality of information received in connection with his or her services as a director or Chief Executive Officer.

VI. Board Evaluation

The Board shall review, at least annually, the Board’s duties, responsibilities and performance and determine if any changes in practices of the Board or amendments to this Charter are necessary.

VII. DELEGATION OF POWERS

Subject to the limitations imposed by statute and the Board`s oversight function and ultimate responsibility for the stewardship of the Company, responsibility for the day-to-day management of the Company’s business and affairs has been delegated to NEXM’s CEO and other officers. The duties and responsibilities of the CEO are set out in the position description for the CEO attached as Schedule “B”.

VIII. COMMITTEES

The Board will have an Audit & Risk Management Committee, a Compensation Committee, a Corporate Governance & Nominating Committee and a Safety, Sustainability & Technical Committee. The Board may, from time to time, establish such additional committees as it deems appropriate and delegate to them such authority permitted by applicable law as the Board sees fit.

Each committee will operate in accordance with applicable law, its Charter (as adopted and amended from time to time by the Board) and the applicable rules of securities regulatory authorities and stock exchanges. The Charter for each of the committees will be posted on the Corporation’s website.

Following each annual meeting of shareholders of the Company, the Board will appoint members to each committee and designate the Chair of each committee. The responsibilities of committee Chairs are set out in the position description for Committee Chairs attached as Schedule “C”.

IX. Access to Management & Information

The Board will have full and free access to officers and employees of the Company and the Company’s books and records.

X. Advisors

The Board may engage and compensate any outside advisor that it determines to be necessary from time to time to carry out its responsibilities.

Approved by the Board of Directors of the Company on April 9, 2026.

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Schedule “A” - Position Description of the Chair of the Board of Directors

The Chair of the Board of Directors of the Company (the “Board”) takes all reasonable measures to ensure the Board fulfills its oversight responsibilities. The Chair is responsible for the management and the effective performance of the Board and provides leadership and direction to the Board to enhance the Board’s effectiveness.

Responsibilities

In addition to the responsibilities applicable to all directors of the Company, the Chair is responsible for:

○	presiding at all meetings of the Company’s shareholders and of the Board;

○	assisting the Board, Board Committees and the individual directors in effectively understanding and discharging their respective duties and responsibilities;

○	during Board meetings, encouraging the participation of all directors facilitating consensus, and ensuring that clarity regarding decisions is reached and duly recorded;

○	fostering ethical and responsible decision making by the Board and its individual members;

○	providing advice, counsel and mentorship to the Chief Executive Officer and other senior officers of the Company;

○	overseeing all aspects of the Board and Board Committee functions to ensure compliance with the Company’s corporate governance practices;

○	overseeing an annual Board self-assessment;

○	ensuring independent directors regularly discuss among themselves, without the presence of management, the Company’s affairs;

○	as required, engaging with shareholders and external stakeholders, indigenous groups, government and non-governmental agencies at the request of the Chief Executive Officer; and

○	carrying out other responsibilities at the request of the Board.

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Schedule “B” - Position Description of the Chief Executive Officer

Appointment

The Chief Executive Officer (the “CEO”) of NexMetals Mining Corp. (“NEXM” or the “Company”) is appointed as CEO by the Board of Directors (the “Board”) and shall be a duly elected or appointed member of the Board. The CEO is not considered to be independent under standards for director independence adopted by the Board.

Responsibilities, Duties & Powers

The CEO is to oversee the operations and affairs of the Company, to provide leadership to management and to provide vision for future growth opportunities to enhance the Company’s short and long-term performance.

The CEO has overall responsibility, subject to the oversight of the Board, for managing the Company’s business on a day-to-day basis, for general supervision of the business of the Company and the execution of the Company’s operating plans and strategic priorities. In fulfilling this executive role, the CEO acts within the authority delegated to him or her by the Board.

The CEO has a responsibility to act in the best interests of NEXM and its shareholders in accordance with applicable legislation and the corporate governance practices that NEXM has adopted.

The CEO’s responsibilities shall include:

○	providing leadership and vision for the Company to grow value in a responsible manner;

○	developing a strong organization with the right people in the right positions;

○	fostering a corporate culture and practices that promotes ethical practices, encourages individual integrity and fulfills social responsibility;

○	providing general supervision and management of the day-to-day affairs of the Company;

○	preparing an annual budget for review and approval by the Board and overseeing the implementation of the budget;

○	ensuring that the Board is kept informed of all material developments and the overall business operations of the Company on a timely basis including by, providing forecast updates when actual performance deviates from the annual budget;

○	developing a corporate strategy for review and approval by the Board and effectively implementing and monitoring such strategy;

○	developing a management succession plan for review with the Board and recommending appointments of senior management;

○	monitoring the performance of senior management and providing feedback;

○	serving as the Company’s external spokesperson and principal manager of relationships with the Company’s stakeholders, including shareholders, customers, contractors, suppliers, regulatory and governmental authorities, and the community;

○	ensuring appropriate policies are developed, maintained and communicated;

○	establishing and maintaining, in conjunction with the Chief Financial Officer, the Company’s system of internal controls over financial reporting and disclosure;

○	identifying the principal risks of the Company ‘s business and ensure the implementation of appropriate systems to manage these risks; and

○	any such other duties as the Board may delegate from time to time.

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Schedule “C” - Position Description for Committee Chairs

The Chair of each Committee of the Board of Directors of the Company (the “Board”) takes all reasonable measures to ensure the Committee fulfills its oversight responsibilities. The Chair is responsible for the management and the effective performance of the Committee and provides leadership and direction to the Committee to enhance the Committee’s effectiveness.

Responsibilities

In addition to the responsibilities applicable to all directors of the Company, the Chair is responsible for:

○	presiding at all meetings of the Committee;

○	during Committee meetings, encouraging the participation of all Committee members, facilitating consensus, and ensuring that clarity regarding decisions is reached and duly recorded;

○	fostering ethical and responsible decision making by the Committee and its members;

○	overseeing all aspects of the Committee functions to ensure compliance with the Company’s corporate governance practices;

○	overseeing an annual Committee self-assessment;

○	ensuring independent members regularly discuss among themselves, without the presence of management, matters being considered by the Committee; and

○	carrying out other responsibilities at the request of the Board.

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APPENDIX “D” – AUDIT COMMITTEE DISCLOSURE

Pursuant to National Instrument 52-110 – Audit Committees (“NI 52-110”), reporting issuers are required to provide disclosure with respect to their audit committee, including the text of the audit committee charter, the composition of the audit committee and the fees paid to the external auditor. The following information regarding MexMetals Mining Corp.’s (the “Company”) Audit & Risk Management Committee is presented in accordance with Form 52-110F1 – Audit Committee Disclosure of NI 52-110. All capitalized terms used in this Appendix “D” – “Audit Committee Disclosure“ shall have the meanings set forth herein and, unless the context otherwise requires, should not be interpreted with reference to the “Glossary” to this Information Circular.

Item 1: The Audit Committee Charter

The board of directors of the Company (the “Board”) originally adopted an Audit Committee Charter on May 2, 2006, and adopted a revised Audit Committee Charter on August 9, 2022, and again on July 1, 2025, at which time the Board also changed the name of the Audit Committee to the Audit & Risk Management Committee. A copy of the Audit & Risk Management Committee Charter is attached as Schedule “A” to this Appendix “D” – “Audit Committee Disclosure“. A copy of the Audit & Risk Management Committee Charter is also available on the Company’s website at https://nexmetalsmining.com/leadership/#governance.

Item 2: Composition of the Audit & Risk Management Committee

The following are the members of the Audit & Risk Management Committee as of the date of this Information Circular:

Name	Whether Independent(1)	Whether Financially Literate(2)
Jason LeBlanc (Chair)	Independent	Financially Literate
Paul Martin	Independent	Financially Literate
André van Niekerk	Independent	Financially Literate

Notes:

(1)	A member of an audit committee is independent if the member has no direct or indirect material relationship with the Company, which could, in the view of the Board, reasonably interfere with the exercise of a member’s independent judgment.
(2)	An individual is financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements.

Item 3: Relevant Education and Experience

The relevant education and/or experience of each current member of the Audit & Risk Management Committee is as follows:

Jason LeBlanc, Director

Mr. LeBlanc has over 25 years of financial, business and capital markets experience in the mining industry.

He is currently the Chief Financial Officer of Allied Gold Corporation and previously was the Chief Financial Officer of Yamana Gold Inc. from 2017 to 2023, following successively senior roles with Yamana Gold Inc. since 2006 that included debt and equity raises totaling over $2 billion and extensive M&A and other corporate transactions totaling over $15 billion. Mr. LeBlanc holds a Master of Finance degree from the University of Toronto and a Bachelor of Commerce degree from the University of Windsor. He also holds a Chartered Financial Analyst designation.

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Paul Martin, Director

Mr. Martin has over 30 years of financial, business and capital markets experience in the mining industry. He presently serves as the Chair of the Board of RPX Gold Inc. and as a director of Osisko Bermuda Limited. Mr. Martin was interim CEO at both Osisko Gold Royalties Ltd. from July to December 2023 and at RPX Gold Inc. from March to August 2024, during transitions in CEOs. At various times he has served as the Chief Financial Officer of each of Detour Gold Inc., New Gold Inc. and Gabriel Resources Inc. He holds a Bachelor of Arts from the University of Western Ontario and is a Chartered Professional Accountant / Chartered Accountant (CPA, CA).

André van Niekerk, Director

Mr. van Niekerk brings over 23 years of progressive experience with an excellent track record of success in the mining industry. Mr. van Niekerk served as Chief Financial Officer of Gatos Silver, Inc. from June 2022 to January 2025 and Nevada Copper Corp. from 2020 to 2022. Previously, Mr. van Niekerk was Executive Vice President and Chief Financial Officer at Golden Star Resources, an established gold mining company that operated in Ghana. During his 14 years at Golden Star, Mr. van Niekerk progressed through various key operational and financial roles with a constant focus on business improvement and value creation. Mr. van Niekerk began his career at KPMG in South Africa and Denver in various advisory and audit roles. He holds bachelor’s degrees in accounting from both the University of South Africa and University of Pretoria. Mr. van Niekerk is a Certified Public Accountant.

All members have an understanding of the accounting principles used by the Company to prepare its financial statements and have an understanding of its internal controls and procedures for financial reporting.

Item 4: Audit & Risk Management Committee Oversight

At no time since the commencement of the Company’s financial year ended December 31, 2025, was a recommendation of the Audit & Risk Management Committee to nominate or compensate an external auditor not adopted by the Board.

Item 5: Reliance on Certain Exemptions

Since the commencement of the Company’s financial year ended December 31, 2025, the Company has not relied on the exemptions contained in sections 2.4 (De Minimis Non-Audit Services), section 3.2 (Initial Public Offerings), section 3.4 (Events Outside Control of Member), section 3.5 (Death, Disability or Resignation of Audit Committee Member), or under Part 8 (Exemption) of NI 52-110, in whole or in part. The Company has also not relied on the exemptions in subsection 3.3(2) (Controlled Companies), section 3.6 (Temporary Exemption for Limited and Exceptional Circumstances), or section 3.8 (Acquisition of Financial Literacy) of NI 52-110.

Item 6: Pre-Approval Policies and Procedures

The Audit & Risk Management Committee is authorized by the Board to review the performance of the Company’s external auditors and approve in advance provision of services other than auditing and to consider the independence of the external auditors, including a review of the range of services provided in the context of all consulting services bought by the Company. The Audit & Risk Management Committee is authorized to approve in writing any non-audit services or additional work which the Chairman of the Audit & Risk Management Committee deems is necessary, and the Chairman of the Audit & Risk Management Committee will notify the other members of the Audit & Risk Management Committee of such non-audit or additional work and the reasons for such non-audit work for the Audit & Risk Management Committee’s consideration and, if thought fit, seek approval in writing.

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Item 7: External Auditor Service Fees (By Category)

The following table sets out the aggregate fees charged to the Company by the external auditor in each of the last two financial years for the category of fees described.

	Year ended December 31
	2025 ($)	2024 ($)
Audit fees(1)	401,998	633,638
Audit-related fees(2)	Nil	Nil
Tax fees(3)	66,693	4,173
All other fees(4)	29,639	Nil
Total fees	498,330	637,811

Notes:

(1)	“Audit fees” include aggregate fees billed by the Company’s external auditor in each of the last two fiscal years for audit fees. 2024 Audit fees include annual audits for both US GAAP and International Financial Reporting Standards (“IFRS”) prepared statements.
(2)	“Audit-related fees” include the aggregate fees billed in each of the last two fiscal years for assurance and related services by the Company’s external auditor that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit fees” above. The services provided could include employee benefit audits, due diligence assistance, accounting consultations on proposed transactions, internal control reviews and audit or attestation services not required by legislation or regulation.
(3)	“Tax fees” include the aggregate fees billed in each of the last two fiscal years for professional services rendered by the Company’s external auditor for tax compliance, tax advice and tax planning. Tax advice could include assistance with tax audits and appeals, tax advice related to mergers and acquisitions, and requests for rulings or technical advice from tax authorities. 2025 fees include charges related to the 2023, 2024, and 2025 tax years.
(4)	“All other fees” include the aggregate fees billed in each of the last two fiscal years for products and services provided by the Company’s external auditor, other than “Audit fees”, “Audit-related fees” and “Tax fees” above. 2025 fees relate to consent and comfort procedures performed over the prospectus related to the November 2025 Financing.

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SCHEDULE “A” TO APPENDIX “D” – AUDIT & RISK MANAGEMENT COMMITTEE CHARTER

I.	Purpose

The Audit and Risk Management Committee (the “Committee”) of NexMetals Mining Corp. (the “Company”) is a committee of directors appointed by the Board of Directors of the Company (the “Board”). The Audit and Risk Management Committee’s (“the Committee”) mandate is to provide assistance to the Board in fulfilling its financial reporting and control responsibility to the shareholders and the investment community. The Committee is, however, independent of the Board and the Company and in carrying out its role shall have the ability to determine its own agenda and any additional activities that the Committee shall carry out.

II.	Composition

The Committee shall consist of at least three members of the Board. Each of the members of the Committee shall satisfy the independence and financial literacy requirements of the NASDAQ Stock Market, LLC (“NASDAQ”), the independence requirements of the Securities and Exchange Commission (the “SEC”), and all requirements of applicable Canadian securities laws applicable to Committee members as in effect from time to time including any exceptions permitted by these requirements. At least one member shall satisfy the applicable NASDAQ and SEC accounting or related financial management expertise requirements as in effect from time to time, and shall be deemed an “audit committee financial expert,” as determined by the rules and regulations of NASDAQ and SEC. The existence of such member shall be disclosed in periodic filings as required by NASDAQ and SEC. The designation of the “audit committee financial expert” shall be made by the Board in its business judgment at least annually. The members of the Committee shall be appointed by the Board and serve for such term or terms as the Board may determine or until earlier resignation or death. The Board may remove any member from the Committee at any time with or without cause. Vacancies occurring on the Committee shall be filled by the Board. The Chairperson of the Committee (the “Chairperson”) shall be appointed by the Board.

III.	Responsibilities

Responsibilities of the Committee generally include, but are not limited to, the undertaking of the following tasks:

●	Providing for appropriate funding, as determined by the Committee, in its capacity as a committee of the board of directors, for payment of:

○	compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the listed issuer;

○	compensation to any advisers by the Committee; and

○	ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

●	Selecting and determining the compensation of the external auditors, subject to approval of the shareholders of the Company, to be nominated for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Company. In making such determination and recommendation to the Board and to the shareholders, the Audit Committee will:

○	take, or recommend that the full board take, appropriate action to oversee the independence of the outside auditor;

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○	confirm the independence of the auditors and report to the Board its conclusions on the independence of the auditors and the basis for these conclusions;

○	meet with the auditors and financial management to review the scope of the proposed audit for the current year, and the audit procedures to be used; and

○	obtain from the external auditors’ confirmation that they are participants in good standing in the Public Company Accounting Oversight Board oversight program and, if applicable, in compliance with the provisions of the Sarbanes-Oxley Act of 2002 (U.S.) and other legal or regulatory requirements with respect to the audit of the financial statements of the Company.

●	Overseeing the work of the external auditor engaged for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Company, including the resolution of disagreements between management and the external auditor regarding financial reporting. In overseeing such work, the Committee will:

○	ensure receipt from the external auditors of a formal written statement delineating all relationships between the auditor and the Company;

○	engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor;

○	review with the external auditors any audit problems or difficulties and management’s response;

○	at least annually obtain and review a report prepared by the external auditors describing (i) the auditors’ internal quality-control procedures; and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditors, and reviewing any steps taken to deal with such issues;

○	serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system and overseeing management’s reporting on internal control;

○	provide open lines of communication among the external auditors, financial and senior management, and the Board for financial reporting and control matters;

○	make inquires of management and the external auditors to identify significant business, political, financial and control risks and exposures and assess the steps management has taken to minimize such risks to the Company;

○	establish procedures to ensure that the Committee meets with the external auditors on a regular basis in the absence of management;

○	ensure that the external auditors prepare and deliver annually a detailed report covering (i) critical accounting policies and practices to be used; (ii) material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the external auditors; (iii) other material written communications between the external auditors and management such as any management letter or schedule of unadjusted differences; and (iv) such other aspects as may be required by the Committee or legal or regulatory requirements;

○	consider any reports or communications (and management’s responses thereto) submitted to the Committee by the external auditors, including reports and communications related to:

●	deficiencies noted following the audit of the design and operation of internal controls;

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●	consideration of fraud in the audit of the financial statements;

●	detection of illegal acts;

●	the external auditors’ responsibility under generally accepted auditing standards;

●	significant accounting policies;

●	management judgements and accounting estimates;

●	adjustments arising from the audit;

●	the responsibility of the external auditors for other information in documents containing audited financial statements;

●	disagreements with management;

●	consultation by management with other accountants;

●	major issues discussed with management prior to retention of the external auditors;

●	difficulties encountered with management in performing the audit;

●	the external auditors’ judgements about the quality of the entity’s accounting principles; and

●	any reviews of unaudited interim financial information conducted by the external auditors;

○	review the form of opinion the external auditors propose to render to the Committee, the Board and shareholders; and

○	discuss significant changes to the Company’s auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the external auditors or management, and the financial impact thereof.

●	Pre-approving all non-audit services to be provided to the Company or its subsidiaries by the Company’s external auditor, subject to any exemptions set out in MI 52-110. Notwithstanding the pre-approval process, the Committee will ensure that the external auditors are prohibited from providing the following non-audit services and will determine which other non-audit services the external auditors are prohibited from providing:

○	bookkeeping or other services related to the accounting records or financial statements of the Company;

○	financial information systems design and implementation;

○	appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

○	actuarial services;

○	internal audit outsourcing services;

○	management functions or human resources;

○	broker, dealer, investment adviser or investment banking services;

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○	legal services; and

○	any other service that the Committee determines to be impermissible.

●	Ensuring that the external auditors submit annually to the Company and the Audit Committee, a formal written statement of the fees billed for each of the following categories of services rendered by the external auditors: (i) the audit of the Company’s annual financial statements for the most recent fiscal year and, if applicable, the reviews of the financial statements included in the Company’s Quarterly Reports for that fiscal year; and (ii) all other services rendered by the external auditors for the most recent fiscal year, in the aggregate and by each service.

●	Reviewing the Company’s financial statements, Management’s Discussion and Analysis and related securities filings and annual and interim earnings press releases before the Company publicly discloses the information. In connection with such review, the Committee will ensure that:

○	management has reviewed the financial statements with the Committee, including significant judgments affecting the financial statements;

○	the members of the Committee have discussed among themselves, without management or the external auditors present, the information disclosed to the Committee; and

○	the Committee has received the assurance of both financial management and the external auditors that the Company’s financial statements are fairly presented in conformity with U.S. GAAP in all material respects.

●	Ensuring that adequate procedures are in place for the review of the Company’s public disclosure of financial information extracted or derived from the Company’s financial statements, other than the public disclosure referred to above, and periodically assessing the adequacy of those procedures.

●	Reviewing, evaluating and monitoring any risk management program implemented by the Company, including any revenue protection program. This function should include:

○	risk assessment;

○	quantification of exposure;

○	risk mitigation measures; and

○	risk reporting.

●	Periodically assess and review the effectiveness of the Company’s procedures for the identification, assessment, reporting and management of risks.

●	Reviewing the adequacy of the resources of the finance and accounting group, along with its development and succession plans.

●	Establishing procedures for:

○	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

○	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

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●	Reviewing and approving the Company’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditor of the Company.

●	Review and assess the adequacy of this Charter at least annually and, where necessary or desirable, recommend changes to the Board provided that this Charter may be amended and restated from time to time without the approval of the Board to ensure that the responsibilities and powers of the Audit and Risk Management Committee comply with applicable laws, regulations and stock exchanges.

●	Reviewing and assessing the adequacy of the Code of Business Conduct and Ethics governing the officers, directors and employees of the Company and the Code of Ethics governing Financial Reporting Officers at least annually or otherwise, as it deems appropriate, and propose recommended changes to the Board.

●	Reporting its activities to the Board on a regular basis and making such recommendations with respect to the above and other matters as the Audit and Risk Management Committee may deem necessary or appropriate.

●	Reviewing, discussing with management, and approving all related party transactions.

IV.	Authority

The Committee has the authority to:

●	Engage independent counsel and other advisors as the Committee determines necessary to carry out its duties;

●	Set and pay the compensation for any advisors employed by the Committee, in accordance with applicable corporate statutes; and

●	Communicate directly with the external auditors.

V.	Administrative Procedures

●	The Committee will meet regularly and whenever necessary to perform the duties described above in a timely manner, but not less than four times a year. Meetings may be held at any time deemed appropriate by the Committee and by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

●	A quorum for the transaction of business at any meeting of the Committee shall be a majority of the number of members of the Committee or such greater number as the Committee shall by resolution determine.

●	Meetings of the Committee shall be held from time to time as the Committee or the Chairperson shall determine upon 48 hours’ notice to each of its members. The notice period may be waived by a quorum of the Committee.

●	At the discretion of the Committee, meetings may be held with representatives of the external auditors and appropriate members of management.

●	The external auditors will have direct access to the Committee at their own initiative.

●	The Chairperson of the Committee will report periodically to the Board.

Approved by the Board of Directors of the Company, upon recommendation of the Audit and Risk Management Committee, on July 1, 2025

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APPENDIX “E” – OMNIBUS PLAN

NEXMETALS MINING CORP.
(the “Company”)

Omnibus Incentive Plan

SECTION 1	ESTABLISHMENT AND PURPOSE OF THE PLAN

The Company wishes to establish this omnibus incentive plan (“Plan”). The purpose of this Plan is to promote the long-term success of the Company and the creation of shareholder value by: (a) encouraging the attraction and retention of Eligible Persons; (b) encouraging such Eligible Persons to focus on critical long-term objectives; and (c) promoting greater alignment of the interests of such Eligible Persons with the interests of the Company, in each case as applicable to the type of Eligible Person to whom an Award is granted.

This Plan provides for the grant of Restricted Share Units, Deferred Share Units and Options to Eligible Persons, as further described herein.

This Plan and the Restricted Share Units, Deferred Share Units and Options issuable under the Plan are subject to Policy 4.4 – Security Based Compensation of the TSX Venture Exchange (the “Policy”).

This Plan is a “rolling up to 10%” security based compensation plan, as such term is used in the Policy, permitting outstanding Incentive Securities in a maximum aggregate amount that is equal to ten percent (10%) of the issued and outstanding Shares at the date of any Award.

With respect to Reporting Participants, the Plan and all transactions hereunder are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act. To the extent any provision of the Plan or action by the Board fails to so comply, such provision or action shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Board.

SECTION 2	DEFINITIONS

As used in this Plan, the following terms shall have the meanings set forth below:

(a)	“Affiliates” has the meaning given to this term in the Business Corporations Act (Ontario). Notwithstanding the foregoing, to the extent applicable, “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act;

(b)	“Award” means any award of RSUs, DSUs or Options granted under this Plan or any pre-existing equity incentive plan of the Company;

(c)	“Award Agreement” means any written agreement, contract, or other instrument or document, including an electronic communication, as may from time to time be designated by the Company as evidencing any Award granted under this Plan;

(d)	“Board” means the board of directors of the Company;

(e)	“Blackout Period” means an interval of time during which the Company has determined that one or more Participants may not trade any securities of the Company because they may be in possession of publicly undisclosed confidential material information pertaining to the Company;

(f)	“Cessation Date” means the effective date on which a Participant ceases to be an Eligible Person for any reason, provided that if the Cessation Date triggers payment of any Award which is “deferred compensation” under Code Section 409A, the Cessation Date shall be the date of the Separation from Service;

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(g)	“Change of Control” means the occurrence of any one or more of the following events:

(i)	a reorganization, amalgamation, merger, acquisition or other business combination (or a plan of arrangement in connection with any of the foregoing), other than solely involving the Company and any one or more of its Affiliates, with respect to which all or substantially all of the persons who were the beneficial owners of the Shares and other securities of the Company immediately prior to such reorganization, amalgamation, merger, acquisition, business combination or plan of arrangement do not, following the completion of such reorganization, amalgamation, merger, acquisition, business combination or plan of arrangement, beneficially own, directly or indirectly, more than 50% of the resulting voting rights (on a fully-diluted basis) of the Company or its successor;

(ii)	the sale, exchange or other disposition to a person other than an Affiliate of the Company of all, or substantially all of the Company’s assets;

(iii)	a resolution is adopted to wind-up, dissolve or liquidate the Company;

(iv)	a change in the composition of the Board, which occurs at a single meeting of the shareholders of the Company or upon the execution of a shareholders’ resolution, such that individuals who are members of the Board immediately prior to such meeting or resolution cease to constitute a majority of the Board, without the Board, as constituted immediately prior to such meeting or resolution, having approved of such change; or

(v)	any person, entity or group of persons or entities acting jointly or in concert (an “Acquiror”) acquires or acquires control (including, without limitation, the right to vote or direct the voting) of Voting Securities of the Company which, when added to the Voting Securities owned of record or beneficially by the Acquiror or which the Acquiror has the right to vote or in respect of which the Acquiror has the right to direct the voting, would entitle the Acquiror and/or associates and/or Affiliates of the Acquiror to cast or to direct the casting of 20% or more of the votes attached to all of the Company’s outstanding Voting Securities which may be cast to elect directors of the Company or the successor Company (regardless of whether a meeting has been called to elect directors);

For the purposes of the foregoing, “Voting Securities” means Shares and any other shares entitled to vote for the election of directors and shall include any security, whether or not issued by the Company, which are not shares entitled to vote for the election of directors but are convertible into or exchangeable for shares which are entitled to vote for the election of directors including any options or rights to purchase such shares or securities;

Notwithstanding the foregoing provisions of this Subsection 2(g), in the event an Award provides for “deferred compensation” under Code Section 409A, then an event shall not constitute a Change of Control for purposes of such Award unless such event also constitutes a change in the Company’s ownership, its effective control, or the ownership of a substantial portion of its assets within the meaning of Code Section 409A;

(h)	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time and the Treasury Regulations and other authoritative guidance promulgated thereunder;

(i)	“Committee” means such committee of the Board performing functions in respect of compensation as may be determined by the Board from time to time;

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(j)	“Company” means NexMetals Mining Corp., a company incorporated under the Business Corporations Act (British Columbia), and any of its successors;

(k)	“Consultant” means a “Consultant” as defined in the Policy, provided that, with respect to U.S. Participants, a “Consultant” means any natural person (or a wholly owned alter ego entity of the natural person providing such services of which such person is an employee, shareholder, or partner), who is not an Employee, rendering bona fide services to the Company or a subsidiary, with compensation, pursuant to a written independent consultant agreement between such person and the Company or a subsidiary, provided that such services are not rendered in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities;

(l)	“Deferred Share Unit” or “DSU” means a right to receive on a deferred basis, in the Board’s discretion, a payment in cash or Shares as provided in Subsection 5.2 hereof or pursuant to any pre-existing DSU plan of the Company, as applicable, and subject to the terms and conditions of this Plan and the applicable Award Agreement;

(m)	“Director” means a “Director” as defined in the Policy, provided that, with respect to U.S. Participants, a “Director” means a director of the Company who is not an Employee (for purposes of U.S. Participants) or a Consultant (for purposes of U.S Participants);

(n)	“Disability” means any disability with respect to a Participant which the Board, in its sole and unfettered discretion, considers likely to prevent permanently the Participant from:

(i)	being employed or engaged by the Company, its subsidiaries or another employer, in a position the same as or similar to that in which he was last employed or engaged by the Company or its subsidiaries; or

(ii)	acting as a Director or Officer;

(o)	“Discounted Market Price” means “Discounted Market Price” as defined in Policy 1.1 – Interpretation of the TSX Venture Exchange;

(p)	“DSU Payment Date” has the meaning set out in Subsection 5.2.5;

(q)	“DSU Plan” means the Company’s Deferred Share Unit Plan dated December 26, 2022 as may be amended or restated from time to time;

(r)	“Effective Date” has the meaning set out in Section 8;

(s)	“Election Form” means the form to be completed by a Director specifying the amount of Fees he or she wishes to receive in DSUs under this Plan;

(t)	“Eligible Person” means a Director, Officer, Employee, Management Company Employee or Consultant of the Company or a subsidiary of the Company, or an Eligible Charitable Organization, provided that, with respect to U.S. Participants, an “Eligible Person” means an Employee (for purposes of U.S. Participants), Consultant (for purposes of U.S. Participants), or Director (for purposes of U.S. Participants);

(u)	“Employee” means an “Employee” as defined in the Policy, provided that, with respect to U.S. Participants, an “Employee” mean a common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Code Section 3401(c)) of the Company or any subsidiary of the Company; provided, however, in the case of individuals whose employment status, by virtue of their employer or residence, is not determined under Code Section 3401(c), “Employee” shall mean an individual treated as an employee for local payroll tax or employment purposes by the applicable employer under applicable law for the relevant period;

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(v)	“Exchange” means the TSX Venture Exchange and, if applicable, any other stock exchange on which the Shares are listed;

(w)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(x)	“Exchange Hold Period” means “Exchange Hold Period” as defined in Policy 1.1 – Interpretation of the TSX Venture Exchange;

(y)	“Extension Period” has the meaning set out in Section 5.3.5;

(z)	“Fees” means the annual board retainer, chair fees, meeting attendance fees or any other fees payable to a Director by the Company;

(aa)	“Grant Date” means, for any Award, the date specified in an Award Agreement as the date on which an Award is granted;

(bb)	“Incentive Securities” means the Options, DSUs and RSUs issuable to any Participant under this Plan or any pre-existing equity incentive plan of the Company;

(cc)	“Incentive Stock Option” means an Option that is designated by the Board as an incentive stock option as described in Code Section 422 and otherwise meets the requirements set forth in the Plan. Incentive Stock Options may only be granted to Participants subject to taxation under the laws of the United States;

(dd)	“Insider” means an “Insider” as defined in Policy 1.1 – Interpretation of the TSX Venture Exchange;

(ee)	“Investor Relations Activities” means “Investor Relations Activities” as defined in Policy 1.1 – Interpretation of the TSX Venture Exchange;

(ff)	“Investor Relations Service Provider” means “Investor Relations Service Provider” as defined in the Policy;

(gg)	“ISO Entity” means any entity that (a) is defined as a corporation under Code Section 7701 and (b) is the Company or is in an unbroken chain of corporations (other than the Company) beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain and for purposes of clause (b) hereof, an entity shall be treated as a “corporation” if it satisfies the definition of a corporation under Code Section 7701. For purposes of clarity, in no event may any partnership or a limited liability company taxed as a partnership be treated as an ISO Entity;

(hh)	“Management Company Employee” means a “Management Company Employee” as defined in the Policy;

(ii)	“Market Price” of Shares at any Grant Date means the market price per Share as determined by the Board, acting reasonably and in good faith based on the reasonable application of a reasonable valuation method not inconsistent with Code Section 409A or Canadian tax law, as applicable, provided that if the Company is listed on an Exchange, such price shall not be less than the market price determined in accordance with the rules of such Exchange;

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(jj)	“Non-Qualified Stock Option” means an Option that is not designated by the Board as an Incentive Stock Option;

(kk)	“Officer” means an “Officer” as defined in the Policy;

(ll)	“Option” means an option (including an Incentive Stock Option) to purchase Shares granted pursuant to, or governed by, this Plan and any pre-existing stock option plan of the Company;

(mm)	“Option Plan” means the Company’s Stock Option Plan dated June 23, 2022 as may be amended or restated from time to time;

(nn)	“Participant” means any Eligible Person to whom Awards are granted;

(oo)	“Participant’s Account” means a notional account maintained for each Participant’s participation in this Plan which will show any Incentive Securities credited to a Participant from time to time;

(pp)	“Person” means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or governmental authority or body;

(qq)	“Reporting Participant” means a Participant who is subject to the reporting requirements of Section 16 of the Exchange Act.

(rr)	“Restriction Period” means the time period between the Grant Date and the Vesting Date of an Award of RSUs specified by the Board in the applicable Award Agreement, which is subject to the requirements of this Plan with respect to vesting;

(ss)	“Restricted Share Unit” or “RSU” means a right awarded to a Participant to receive a payment in Shares as provided in Subsection 5.1 hereof or pursuant to any pre-existing RSU plan of the Company, as applicable, and subject to the terms and conditions of this Plan and the applicable Award Agreement;

(tt)	“Retirement” means retirement from active employment with the Company or a subsidiary of the Company with the consent of an Officer;

(uu)	“RSU Plan” means the Company’s Restricted Share Unit Plan dated August 22, 2024, as may be amended or restated from time to time;

(vv)	“Security Based Compensation” means “Security Based Compensation” as defined in the Policy;

(ww)	“Security Based Compensation Plans” has the meaning set out in Subsection 4.1.1;

(xx)	“Separation from Service” means, with respect to a U.S. Participant, any event that qualifies as a separation from service under Treasury Regulation Section 1.409A-1(h). A U.S. Participant shall be deemed to have separated from service if he or she dies, retires, or otherwise has a termination of employment as defined under Treasury Regulation Section 1.409A-1(h);

(yy)	“Specified Employee” has the meaning set forth in Treasury Regulation Section 1.409A-1(i).

(zz)	“Securities Act” means the Securities Act (British Columbia), as amended from time to time;

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(aaa)	“Shares” means the common shares of the Company;

(bbb)	“Trading Day” means any date on which the TSX Venture Exchange (or other Exchange if the Shares are not listed on the TSX Venture Exchange) is open for trading;

(ccc)	“U.S. Participant” means any Participant who is a United States citizen or United States resident alien as defined for purposes of Code Section 7701(b)(1)(A) or for whom an Award is otherwise subject to taxation under the Code;

(ddd)	“Vesting Date” means, for any Award, the date when the Award is fully vested in accordance with the provisions of this Plan and the applicable Award Agreement; and

(eee)	“VWAP” means the volume weighted average trading price of the Shares on the TSX Venture Exchange (or other Exchange if the Shares are not listed on the TSX Venture Exchange) calculated by dividing the total value by the total volume of such securities traded for the five Trading Days immediately preceding the exercise of the subject Option, provided that where appropriate, the TSX Venture Exchange (or other Exchange if the Shares are not listed on the TSX Venture Exchange) may exclude internal crosses and certain other special terms trades from the calculation.

SECTION 3	ADMINISTRATION

3.1	BOARD TO ADMINISTER PLAN. Except as otherwise provided herein, this Plan shall be administered by the Board and the Board shall have full authority to administer this Plan, including the authority to interpret and construe any provision of this Plan and the Award Agreements and to adopt, amend and rescind such rules and regulations and sub-plans and addendums (including sub-plans and addendums for Awards made to Participants who are not resident in Canada) for administering this Plan as the Board may deem necessary in order to comply with the requirements of this Plan. For greater certainty, any sub-plans adopted by the Company must be approved in accordance with the rule and policies of the Exchange.

3.2	DELEGATION TO COMMITTEE. All of the powers exercisable hereunder by the Board may, to the extent permitted by applicable law and as determined by resolution of the Board, be delegated to and exercised by the Committee or such other committee as the Board may determine.

3.3	INTERPRETATION. All actions taken and all interpretations and determinations made or approved by the Board in good faith shall be final and conclusive and shall be binding on the Participants and the Company, subject to any required approval of the Exchange.

3.4	NO LIABILITY. No Director shall be personally liable for any action taken or determination or interpretation made or approved in good faith in connection with this Plan and the Directors shall, in addition to their rights as Directors, be fully protected, indemnified and held harmless by the Company with respect to any such action taken or determination or interpretation made. The appropriate officers of the Company are hereby authorized and empowered to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary for the implementation of this Plan and of the rules and regulations established for administering this Plan. All costs incurred in connection with this Plan shall be for the account of the Company.

3.5	BOARD/COMMITTEE MEMBERSHIP. Notwithstanding the foregoing, if necessary to satisfy the requirements of Rule 16b-3 promulgated under the Exchange Act, membership on the Board or the Compensation Committee, as applicable, for any decisions or actions subject to the Exchange Act, shall be limited to those individuals who are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act.

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3.6	DELEGATION TO EMPLOYEES. The day-to-day administration of the Plan may be delegated to such officers and employees of the Company as the Board determines. Notwithstanding the foregoing, to the extent necessary to satisfy the requirements of Rule 16b-3 promulgated under the Exchange Act, any function relating to a Reporting Participant shall be performed solely by the Board or, if applicable, the Committee.

SECTION 4	SHARES AVAILABLE FOR AWARDS

4.1	LIMITATIONS ON SHARES AVAILABLE FOR ISSUANCE.

4.1.1	The maximum aggregate number of Shares issuable in respect of all Incentive Securities granted or issued under this Plan and all of the Company’s other previously established or proposed Security Based Compensation plans to which these limitations apply under Exchange policies (collectively, “Security Based Compensation Plans”), at any point in time, shall not exceed ten percent (10%) of the total number of issued and outstanding Shares on a non-diluted basis at such point in time. The maximum aggregate number of Shares issuable under this Plan pursuant to Incentive Stock Options is 3,564,816 Shares, representing ten percent (10%) of the total number of issued and outstanding Shares on a non-diluted basis as of the date this Plan is adopted by the Company’s board of directors (the “ISO Limit”). For the avoidance of doubt, the ISO Limit shall be automatically readjusted if the number of issued and outstanding Shares is increased or decreased as a result of a Share split or consolidation or Share dividend, all to the extent consistent with the provisions U.S. Treas. Reg. §1.422-2(b)(2)(iii).

4.1.2	The maximum aggregate number of Shares issuable to any one Consultant in any twelve (12) month period in respect of all Incentive Securities granted or issued under Security Based Compensation Plans shall not exceed two percent (2%) of the issued and outstanding Shares on a non-diluted basis on the Grant Date.

4.1.3	The maximum aggregate number of Shares issuable to any one Participant in any twelve (12) month period in respect of all Incentive Securities granted or issued under Security Based Compensation Plans shall not exceed five percent (5%) of the issued and outstanding Shares on a non-diluted basis on the Grant Date, unless the Company has obtained the requisite disinterested shareholder approval pursuant to the Policy.

4.1.4	The maximum aggregate number of Shares issuable to all Insiders (as a group) at any point in time in respect of all Incentive Securities granted or issued under Security Based Compensation Plans shall not exceed ten percent (10%) of the issued and outstanding Shares on a non-diluted basis at such point in time.

4.1.5	The maximum aggregate number of Shares issuable to all Insiders (as a group) in any twelve (12) month period in respective of all Incentive Securities granted or issued under Security Based Compensation Plans shall not exceed ten percent (10%) of the issued and outstanding Shares on a non-diluted basis on the Grant Date, unless the Company has obtained the requisite disinterested shareholder approval pursuant to the Policy.

4.1.6	Eligible Persons who are Investor Relations Service Providers may only receive Options as Awards under this Plan if the Shares are listed on the TSX Venture Exchange at the time of issuance or grant, and the maximum aggregate number of Shares issuable to all Investor Relations Service Providers in any twelve (12) month period pursuant to the exercise of Options shall not exceed two percent (2%) of the issued and outstanding Shares on a non-diluted basis on the Grant Date.

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4.1.7	Eligible Persons who are Eligible Charitable Organizations may only receive Options as Awards under this Plan if the Shares are listed on the TSX Venture Exchange at the time of issuance or grant, and the maximum aggregate number of Shares issuable to all Eligible Charitable Organizations at any point in time in respect of all Incentive Securities granted or issued under Security Based Compensation Plans shall not exceed one percent (1%) of the issued and outstanding Shares on a non-diluted basis at such point in time. Notwithstanding any other provisions of this Plan, Options granted to Eligible Charitable Organizations will not be included in the other limits set out in this Section 4 or elsewhere in this Plan.

4.2	ACCOUNTING FOR AWARDS. The number of Shares underlying an Award, or to which such Award relates, shall be counted on the Grant Date of such Award against the aggregate number of Shares available for granting or issuing Awards under this Plan. As this Plan is a “rolling up to 10%” Security Based Compensation plan, as such term is used in the Policy, the number of Incentive Securities issuable under this Plan will replenish in an amount equal to the number of Shares issued pursuant to the exercise or vesting, as applicable, of such Incentive Securities at any point in time but in no event shall it increase the ISO Limit set forth herein. Notwithstanding anything herein to the contrary, any Shares related to Awards which have been settled in cash, through Net Exercise, cancelled, surrendered, forfeited, expired or otherwise terminated without the issuance of such Shares shall be available again for granting Awards under this Plan, provided, however, that such Shares shall not increase the ISO Limit set forth herein.

4.3	ADJUSTMENTS FOR SHARE SPLITS AND CONSOLIDATIONS. If the number of outstanding Shares is increased or decreased as a result of a Share split or consolidation, the Board may make appropriate adjustments, in accordance with the terms of this Plan, the policies of the Exchange, and applicable laws, to the number and price (or other basis upon which an Award is measured) of Incentive Securities credited to a Participant; provided that to the extent any Award is made to a U.S. Participant and is subject to Code Section 409A or Section 422, no such adjustments shall be made to the extent the adjustment would violate the requirements of Code Section 409A or Section 422, as applicable. Any determinations by the Board as to the required adjustments shall be made in its sole discretion and all such adjustments shall be conclusive and binding for all purposes under this Plan.

4.4	OTHER ADJUSTMENTS. Any adjustment, other than as noted in Subsection 4.3, to an Award granted or issued under this Plan must be subject to the prior acceptance of the Exchange, including adjustments related to an amalgamation, merger, arrangement, reorganization, recapitalization, spin-off, dividend or other distribution. Any increase in the number of Shares underlying outstanding Awards as a result of the adjustment provisions provided in Subsection 4.3 or 4.4 is subject to compliance with the limits set out in Subsection 4.1 and, if any increase in the number of Shares underlying outstanding Awards as a result of the adjustment provisions provided in Subsection 4.3 or 4.4 would result in any limit set out in Subsection 4.1 being exceeded, then the Company may, if determined by the Board in its sole and unfettered discretion (subject to the prior approval of the Exchanges, if applicable), make payment in cash to the Participant in lieu of increasing the number of Shares underlying outstanding Awards in order to properly reflect any diminution in value of the underlying Shares as a result of the event that triggers the adjustment. Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Code Section 422 shall be counted against the ISO Limit. Any adjustment in Incentive Stock Options under this Subsection 4.4 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Code Section 424(h)(3). Notwithstanding the foregoing, no such adjustment shall be made or authorized with respect to an Award granted to a U.S. Participant to the extent that such adjustment would cause the Plan or any Award to violate Code Section 409A.

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4.5	VESTING REQUIREMENT. No Award granted or issued under this Plan, other than Options, may vest before the date that is one (1) year following the date it is granted or issued. Notwithstanding this provision, subject to the approval of the Exchange with respect to Awards held by Investor Relations Service Providers, vesting may be accelerated by the Board in its sole discretion for Awards held by a Participant who dies or who ceases to be an Eligible Person under this Plan in connection with a change of control, take-over bid, reverse takeover or other similar transaction as permitted by section 4.6 of the Policy. All Options granted to Investor Relations Service Providers must vest and become exercisable in stages over a period of not less than twelve (12) months, with no more than one-quarter (1/4) of such Options vesting sooner than three (3) months after the Options were granted and no more than another one-quarter (1/4) of the Options becoming exercisable in any following three (3) month period. With respect to Awards made on the date of an annual shareholders meeting to Directors, the one (1) year vesting period required by this Subsection 4.5 shall be deemed satisfied if such Awards vest on the earlier of the first anniversary of the Grant Date or the first annual shareholders meeting following the Grant Date (provided that it is not less than fifty-two (52) weeks following the Grant Date).

4.6	OPTION PLAN. As of the Effective Date, Options which are outstanding under the Option Plan shall continue to be exercisable and shall be deemed to be governed by and be subject to the terms and conditions of this Plan, except to the extent that the terms of this Plan are more restrictive than the terms of the Option Plan under which such Options were originally granted, in which case the Option Plan shall govern, provided that any Options granted, issued or amended after November 23, 2021 must comply with the Policy (as at November 24, 2021).

4.7	RESALE RESTRICTIONS. All Incentive Securities shall be subject to any applicable resale restrictions pursuant to applicable securities laws. In addition, Incentive Securities and Shares underlying Incentive Securities that are subject to the Exchange Hold Period pursuant to Exchange Policy 1.1 must contain a legend with the Exchange Hold Period commencing on the Grant Date, and the Award Agreement shall contain any applicable resale restriction or Exchange Hold Period.

4.8	BONA FIDE PARTICIPANTS. In respect of Awards granted to Employees, Consultants, Consultant Companies or Management Company Employees, the Company and the Participant is representing herein and in the applicable Award Agreement that the Participant is a bona fide Employee, Consultant, Consultant Company or Management Company Employee, as the case may be, of the Company or a subsidiary of the Company. The execution of an Award Agreement shall constitute conclusive evidence that it has been completed in compliance with this Plan.

SECTION 5.	AWARDS

5.1	RESTRICTED SHARE UNITS

5.1.1	ELIGIBILITY AND PARTICIPATION. Subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, the Board may, from time to time, grant Awards of RSUs to Eligible Persons. RSUs granted to a Participant shall be credited, as of the Grant Date, to the Participant’s Account. The number of RSUs to be credited to each Participant shall be determined by the Board in its sole discretion in accordance with this Plan. Each RSU shall, contingent upon the lapse of any restrictions, represent one (1) Share, unless otherwise specified in the applicable Award Agreement. The number of RSUs granted pursuant to an Award and the Restriction Period in respect of such RSUs shall be specified in the applicable Award Agreement. With respect to any RSUs awarded to a U.S. Participant, the Board shall structure the RSU so as to comply with, or be exempt from, Code Section 409A.

5.1.2	RESTRICTIONS. RSUs shall be subject to such restrictions as the Board, in its sole discretion, may establish in the applicable Award Agreement, which restrictions may lapse separately or in combination at such time or times and on such terms, conditions and satisfaction of objectives as the Board may, in its discretion, determine at the time an Award is granted.

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5.1.3	VESTING. All RSUs will vest and become payable by the issuance of Shares at the end of the Restriction Period if all applicable restrictions have lapsed, as such restrictions may be specified in the Award Agreement.

5.1.4	CHANGE OF CONTROL. Unless otherwise determined by the Board, in the event of a Change of Control, all restrictions upon any RSUs shall lapse immediately and all such RSUs shall become fully vested in the Participant and will accrue to the Participant in accordance with Subsection 5.1.9, provided that no acceleration of vesting of RSUs upon a Change of Control can occur prior to the date that is one year from the Grant Date of such RSUs unless the Participant ceases to be an Eligible Person in connection with such Change of Control.

5.1.5	DEATH. Other than as may be set forth in the applicable Award Agreement, upon the death of a Participant, any RSUs granted to such Participant which, prior to the Participant’s death, have not vested, will be immediately and automatically forfeited and cancelled without further action and without any cost or payment, and the Participant or his or her estate, as the case may be, shall have no right, title or interest therein whatsoever. Any RSUs granted to such Participant which, prior to the Participant’s death, had vested pursuant to the terms of the applicable Award Agreement will accrue to the Participant’s estate in accordance with Subsection 5.1.9 hereof.

5.1.6	TERMINATION OF EMPLOYMENT OR SERVICE.

(a)	Where a Participant’s employment is terminated by the Company or a subsidiary of the Company for cause, or where a Participant’s consulting agreement is terminated as a result of the Participant’s breach, all RSUs granted to the Participant under this Plan will immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the date of termination determined by the Board.

(b)	Where a Participant’s employment is terminated by the Company or a subsidiary of the Company without cause, by voluntary termination or due to Retirement by the Participant, or where a Participant’s consulting agreement is terminated for a reason other than the Participant’s breach, unless the applicable Award Agreement provides otherwise and subject to the provisions below, all RSUs granted to the Participant under this Plan that have not vested will immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the date of termination determined by the Board, provided, however, that any RSUs granted to such Participant which, prior to the Participant’s termination without cause, voluntary termination, Retirement or breach of agreement, had vested pursuant to the terms of the applicable Award Agreement will accrue to the Participant in accordance with Subsection 5.1.9 hereof.

5.1.7	DISABILITY. Where a Participant becomes afflicted by a Disability, all RSUs granted to the Participant under this Plan will continue to vest in accordance with the terms of such RSUs, provided, however, that no RSUs may be redeemed during a leave of absence. Where a Participant’s employment or consulting agreement with the Company or a subsidiary of the Company is terminated due to Disability, unless the applicable Award Agreement provides otherwise and subject to the provisions below, all RSUs granted to the Participant under this Plan that have not vested will immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the date of termination determined by the Board, provided, however, that any RSUs granted to such Participant that, prior to the Participant’s termination due to Disability, had vested pursuant to term of the applicable Award Agreement will accrue to the Participant in accordance with Subsection 5.1.9 hereof.

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5.1.8	CESSATION OF DIRECTORSHIP. Where, in the case of Directors, a Participant ceases to be a Director for any reason, any RSUs granted to the Participant under this Plan that have not yet vested will, unless the applicable Award Agreement provides otherwise and subject to the provisions below, immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the Cessation Date, provided, however, that any RSUs granted to such Participant which, prior to the Cessation Date for any reason, had vested pursuant to the terms of the applicable Award Agreement will accrue to the Participant in accordance with Subsection 5.1.9 hereof.

5.1.9	PAYMENT OF AWARD. As soon as practicable after each Vesting Date of an Award of RSUs, and subject to the applicable Award Agreement, the Company shall issue from treasury to the Participant, or if Subsection 5.1.5 applies, to the Participant’s estate, a number of Shares equal to the number of RSUs credited to the Participant’s Account that become payable on the Vesting Date. As of the Vesting Date, the RSUs in respect of which such Shares are issued shall be cancelled and no further payments shall be made to the Participant under this Plan in relation to such RSUs. Such payments shall be made entirely in Shares, unless otherwise provided for in the applicable Award Agreement.

5.1.10	RSU PLAN. As of the Effective Date, RSUs which are outstanding under the RSU Plan shall continue to be exercisable and shall be deemed to be governed by and be subject to the terms and conditions of this Plan, except to the extent that the terms of this Plan are more restrictive than the terms of the RSU Plan under which such RSUs were originally granted, in which case the RSU Plan shall govern, provided that any RSUs granted, issued or amended after November 23, 2021 must comply with the Policy (as at November 24, 2021).

5.2	DEFERRED SHARE UNITS

5.2.1	ELIGIBILITY AND PARTICIPATION. Subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, the Board may, from time to time, grant Awards of DSUs to Eligible Persons. DSUs granted to a Participant shall be credited, as of the Grant Date, to the Participant’s Account. The number of DSUs to be credited to each Participant shall be determined by the Board in its sole discretion in accordance with this Plan. Each DSU shall, contingent upon the occurrence of the applicable vesting criteria, represent one (1) Share. Each DSU grant shall be evidenced by an Award Agreement that shall specify the number of DSUs granted pursuant to an Award and the vesting criteria in respect of such DSUs and any other provisions as the Board shall determine. In the absence of any specification of the method of settlement in the Award Agreement, any Award of DSUs may be settled in either cash or Shares in the Board’s discretion. With respect to any DSUs awarded to a U.S. Participant, the Board shall structure the DSU so as to comply with, or be exempt from, Code Section 409A.

5.2.2	ELECTION BY DIRECTORS. Each Director may elect to receive any part or all of his or her Fees in DSUs under this Plan. Elections by Participants regarding the amount of their Fees that they wish to receive in DSUs shall be made no later than 90 days after this Plan is adopted by the Board, and thereafter no later than December 31 of any given year with respect to Fees for the following year. Any Director who becomes a Participant during a fiscal year and wishes to receive an amount of his or her Fees for the remainder of that year in DSUs must make his or her election within 60 days of becoming a Director.

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5.2.3	CALCULATION. In the case of an election by a Director, the number of DSUs to be credited to the Participant’s Account shall be calculated by dividing the amount of Fees selected by an Director in the applicable Election Form by the Market Price on the Grant Date, or if more appropriate, another trading range that best represents the period for which the award was earned (subject to minimum pricing requirements under Exchange policies). If, as a result of the foregoing calculation, a Participant shall become entitled to a fractional DSU, the Participant shall only be credited with a full number of DSUs (rounded down) and no payment or other adjustment will be made with respect to the fractional DSU.

5.2.4	CHANGE OF CONTROL. Unless otherwise determined by the Board, in the event of a Change of Control, all DSUs granted to a Participant shall become fully vested in such Participant and shall become payable to the Participant in accordance with Subsection 5.2.5 hereof, provided that no acceleration of vesting of DSUs upon a Change of Control can occur prior to the date that is one year from the Grant Date of such DSUs unless the Participant ceases to be an Eligible Person in connection with such Change of Control.

5.2.5	PAYMENT OF AWARD. After the effective date that the Participant ceases to be an Eligible Person for any reason or any earlier vesting period(s) as may be set forth in the applicable Award Agreement, each Participant shall be entitled to receive on the DSU Payment Date a cash amount equal to the value of the number of Shares equal to the number of DSUs credited to the Participant’s Account, or, as determined by the Board, that number of Shares equal to the number of DSUs credited to the Participant’s Account, such Shares to be issued from treasury of the Company. The aforementioned payment will occur on the date (the “DSU Payment Date”) that is one of two (2) dates designated by the Participant and communicated to the Company by the Participant in writing at least fifteen (15) days prior to the designated day (or such earlier date as the Participant and the Company may agree, which dates shall be no earlier than then ninetieth (90) day following the year of the Cessation Date and no later than the end of the calendar year following the year of the Cessation Date, or any earlier period in which the DSUs vested, as the case may be) and if no such notice is given, then on the first anniversary of the Cessation Date or any earlier period on which the DSUs vested, as the case may be, at the sole discretion of the Participant.

5.2.6	DEATH. Upon death of a Participant, the Participant’s estate shall be entitled to receive, within 120 days after the Participant’s death and at the sole discretion of the Board, such Shares that would have otherwise been payable in accordance with Subsection 5.2.5 hereof to the Participant upon such Participant ceasing to be an Eligible Person.

5.2.7	DSU PLAN. As of the Effective Date, DSUs which are outstanding under the DSU Plan shall continue to be exercisable and shall be deemed to be governed by and be subject to the terms and conditions of this Plan, except to the extent that the terms of this Plan are more restrictive than the terms of the DSU Plan under which such DSUs were originally granted, in which case the DSU Plan shall govern, provided that any DSUs granted, issued or amended after November 23, 2021 must comply with the Policy (as at November 24, 2021).

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5.3	OPTIONS

5.3.1	ELIGIBILITY AND PARTICIPATION. Subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, the Board may, from time to time, grant Awards of Options to Eligible Persons. Options granted to a Participant shall be credited, as of the Grant Date, to the Participant’s Account. The number of Options to be credited to each Participant shall be determined by the Board in its sole discretion in accordance with this Plan. Each vested Option shall represent the right to purchase one (1) Share in accordance with its terms and the terms of this Plan. The number of Options granted pursuant to an Award shall be specified in the applicable Award Agreement. Incentive Stock Options shall be granted only to U.S. Participants who are Employees of the Company or any ISO Entity.

5.3.2	EXERCISE PRICE. The exercise price of the Options shall be determined by the Board at the time the Option is granted. Subject to Code Section 409A for U.S. Participants, in no event shall such exercise price be lower than the discounted Market Price permitted by the Exchange, which shall be the Discounted Market Price if the Shares are listed on the TSX Venture Exchange at the time of grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to a U.S. Participant who is an Employee of the Company or any ISO Entity who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any, the exercise price per share shall be no less than one hundred ten percent (110%) of the Market Price per share on the Grant Date. The Board shall not reprice any Options granted under this Plan, except in accordance with the rules and policies of the Exchange. For greater certainty, the Company will be required to obtain disinterested shareholder approval in accordance with the Policy in respect of any extension or reduction in the exercise price of Options granted to any Participant if the Participant is an Insider at the time of the proposed reduction or extension. No reduction in the exercise price of Options granted to any U.S. Participant may be made under the Plan.

5.3.3	TIME AND CONDITIONS OF EXERCISE. The Board shall determine the time or times at which an Option may be exercised in whole or in part, provided that the term of any Option granted under this Plan shall not exceed ten years. Notwithstanding the foregoing, in no event shall the term of the Option exceeds five (5) years from the Grant Date in the case of an Incentive Stock Option granted to U.S. Participant who is an Employee of the Company or any ISO Entity who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of Shares of the Company or an ISO Entity. In the case of an Option granted to an Eligible Charitable Organization, such Option must be exercised on or before the earlier of (a) ten years from the Grant Date and (b) the 90th day following the date that the holder ceases to be an Eligible Charitable Organization. The Board shall also determine the vesting, performance and/or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. Vesting provisions applied to Options granted to Participants who are Investor Relations Service Providers must be in compliance with Section 4.5.

5.3.4	EVIDENCE OF GRANT. All Options shall be evidenced by a written Award Agreement. The Award Agreement shall reflect the Board’s determinations regarding the exercise price, time and conditions of exercise (including vesting provisions) and such additional provisions as may be specified by the Board.

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5.3.5	EXERCISE.

(a)	The exercise of any Option will be contingent upon receipt by the Company of a written notice of exercise in the manner and in the form set forth in the applicable Award Agreement, which written notice shall specify the number of Shares with respect to which the Option is being exercised, and which shall, subject to Subsection 5.3.5 (b), be accompanied by a cheque, bank draft or other method of cash payment as is acceptable to the Company for the full purchase price of such Shares with respect to which the Option is exercised. Certificates for such Shares shall be issued and delivered to the Participant within a reasonable time following the receipt of such notice and payment. Neither the Participants nor their legal representatives, legatees or distributees will be, or will be deemed to be, a holder of any Shares unless and until the certificates for the Shares issuable pursuant to Options under this Plan are issued to such Participants under the terms of this Plan. In the event that the expiry date of an Option falls during a Blackout Period and provided that any extension is structured in a manner that complies with Code Section 409A for U.S. Participants, the expiry date of such Option shall automatically be extended to a date which is ten (10) business days following the end of such Blackout Period (the “Extension Period”), subject to no cease trade order being in place under applicable securities laws; provided that if an additional Blackout Period is subsequently imposed by the Company during the Extension Period, then such Extension Period shall be deemed to commence following the end of such additional Blackout Period to enable the exercise of such Option within ten (10) business days following the end of the last imposed Blackout Period.

(b)	Notwithstanding the foregoing methods of Option exercise, the Committee may, in its sole discretion, permit the exercise of an Option through a net exercise (“Net Exercise”) mechanism, whereby Options, excluding Options held by any Investor Relations Service Provider, are exercised without the Participant making any cash payment so the Company does not receive any cash from the exercise of the subject Options, and instead the Participant receives only the number of underlying Shares that is equal to the quotient obtained by dividing:

(i)	the product of the number of Options being exercised multiplied by the difference between the VWAP of the underlying Shares and the exercise price of the subject Options; by

(ii)	the VWAP of the underlying Shares.

In the event of a Net Exercise, the number of Options exercised, surrendered or converted, and not the number of Shares actually issued by the Company, must be included in calculating the limits set forth in Subsection 4.1.

5.3.6	CHANGE OF CONTROL. In the event of a Change of Control, each outstanding Option, to the extent that it has not otherwise become vested and exercisable, and subject to the applicable Award Agreement, shall automatically become fully and immediately vested and exercisable, without regard to any other applicable vesting requirement, subject to the Policy. For greater certainty, any acceleration of vesting of Options held by a Participant who is a Investor Relations Servicer Provider is subject to prior Exchange acceptance.

5.3.7	DEATH. Where a Participant shall die, any Option held by such Participant at the date of death shall be exercisable in whole or in part only by the person or persons to whom the rights of the Participant under the Option shall pass by the will of the Participant or the laws of descent and distribution for a period of twelve (12) months after the date of death of the Participant or prior to the expiration of the Option, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the Option at the date of death of such Participant.

5.3.8	TERMINATION OF EMPLOYMENT OR SERVICE.

(a)	Where a Participant’s employment is terminated by the Company or a subsidiary of the Company for cause, or where a Participant’s consulting agreement is terminated as a result of the Participant’s breach, no Option held by such Participant shall be exercisable from the date of termination determined by the Board.

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(b)	Where a Participant’s employment is terminated by the Company or a subsidiary of the Company without cause, by voluntary termination or due to Retirement by the Participant, or where a Participant’s consulting agreement is terminated for a reason other than the Participant’s breach, any Option held by such Participant at such time shall remain exercisable in full at any time, and in part from time to time, for a period of 90 days after the date of termination determined by the Board (subject to any longer period set out in the applicable Award Agreement, which period shall not, in any event, exceed twelve (12) months from the date of termination determined by the Board) or prior to the expiration of the Option, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the Option at the date of termination determined by the Board.

(c)	Where a Participant becomes afflicted by a Disability, all Options granted to the Participant under this Plan will continue to vest in accordance with the terms of such Options. Where a Participant’s employment or consulting agreement with the Company or a subsidiary of the Company is terminated due to Disability, unless the applicable Award Agreement provides otherwise and subject to the provisions below, any Option held by such Participant shall remain exercisable for a period of 120 days after the date of termination determined by the Board (subject to any longer period set out in the applicable Award Agreement, which period shall not, in any event, exceed twelve (12) months from the date of termination determined by the Board) or prior to the expiration of the Option, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the Option at the date of termination determined by the Board.

5.3.9	CESSATION OF DIRECTORSHIP. Where, in the case of Directors, a Participant ceases to be a Director for any reason, any Option held by such Participant at such time shall, subject to the applicable Award Agreement and the provisions below, remain exercisable in full at any time, and in part from time to time, for a period of 90 days after the Cessation Date (subject to any longer period set out in the applicable Award Agreement, which period shall not, in any event, exceed twelve (12) months from the Cessation Date) or prior to the expiration of the Option, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the Option as of the Cessation Date. Where, in the case of Directors, a Participant becomes afflicted by a Disability, all Options granted to the Participant under this Plan will continue to vest in accordance with the terms of such Options, provided that if a Participant ceases to be a Director due to Disability, subject to the applicable Award Agreement, any Option held by such Participant shall remain exercisable for a period of 120 days after the Cessation Date (subject to any longer period set out in the applicable Award Agreement, which period shall not, in any event, exceed twelve (12) months from the Cessation Date) or prior to the expiration of the Option, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the Option as of the Cessation Date.

5.3.10	INCENTIVE STOCK OPTIONS FOR U.S. PARTICIPANTS.

(a)	No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company within twelve (12) months following the Effective Date and in a manner intended to comply with the shareholder approval requirements of Code Section 422(b)(1), provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Non-Qualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Code Section 422. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such non-qualification, such Option or portion thereof shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan.

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(b)	No Incentive Stock Option may be granted more than ten (10) years from the date the Plan is adopted, or the date the Plan is approved by the shareholders, whichever is earlier.

(c)	Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Shares before the later of (i) two (2) years after the Grant Date of the Incentive Stock Option or (ii) one (1) year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Board and in accordance with procedures established by the Board, retain possession, as agent for the applicable Participant, of any Shares acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

(d)	To the extent that a Participant has received Incentive Stock Options and that any of the more general language in Subsection 5.3 conflicts with the language in this Subsection 5.3.10, the language of this Subsection 5.3.10 shall be controlling.

5.4	GENERAL TERMS APPLICABLE TO AWARDS

5.4.1	FORFEITURE EVENTS. The Board will specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company policies, fraud, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of the Company.

5.4.2	AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution for any other Award. Awards granted in addition to or in tandem with other Awards, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

5.4.3	NON-TRANSFERABILITY OF AWARDS. No Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company. The Company does not intend to make Awards assignable or transferable, except where required by law or in certain estate proceedings described herein. Under no circumstances may Incentive Stock Option awards be transferred by a Participant.

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5.4.4	CONDITIONS AND RESTRICTIONS UPON SECURITIES SUBJECT TO AWARDS. The Board may provide that the Shares issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Board in its sole discretion may specify, including without limitation, conditions on vesting or transferability and forfeiture or repurchase provisions or provisions on payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation: (A) restrictions under an insider trading policy or pursuant to applicable law; (B) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant; (C) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and (D) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

5.4.5	SHARE CERTIFICATES. All Shares delivered under this Plan pursuant to any Award shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under this Plan or the rules , regulations, and other requirements of any securities commission, the Exchange, and any applicable securities legislation, regulations, rules, policies or orders, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

5.4.6	CONFORMITY TO PLAN. In the event that an Award is granted which does not conform in all particulars with the provisions of this Plan, or purports to grant an Award on terms different from those set out in this Plan, the Award shall not be in any way void or invalidated, but the Award shall be adjusted by the Board to become, in all respects, in conformity with this Plan.

5.4.7	RECOUPMENT FOR RESTATEMENTS. Notwithstanding any other language in this Plan to the contrary, the Company may recoup all or any portion of any shares or cash paid to a Participant in connection with an Award, in the event of a restatement of the Company’s financial statements as set forth in the Company’s clawback policy, if any, approved by the Board from time to time.

5.4.8	NO REPRICING OF OPTIONS. The Board may not “reprice” any Option without shareholder approval. For purposes of this Subsection 5.4.8, “reprice” means any of the following or any other action that has the same effect: (a) amending an Option to reduce its exercise price or base price, (b) canceling an Option at a time when its exercise price or base price exceeds the Market Price of a Share in exchange for cash or an Option, award of Restricted Stock or other equity award, or (c) taking any other action that is treated as a repricing under generally accepted accounting principles, provided that nothing in this Subsection 5.4.8 shall prevent the Board or the Committee from making adjustments pursuant to Subsection 4.3 or 4.4.

5.4.9	NO ACCELERATION. With respect to any Award held by a U.S. Participant that is subject to Code Section 409A, the acceleration of the time or schedule of any payment except as provided under the Plan is prohibited, except as provided in or permitted by regulations and administrative guidance promulgated under Code Section 409A.

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SECTION 6	AMENDMENT AND TERMINATION

6.1	SHAREHOLDER APPROVAL OF PLAN. This Plan is subject to annual shareholder approval in accordance with the Policy. The initial shareholder approval requirements and related matters are set out in Subsection 8.1 of this Plan.

6.2	AMENDMENTS AND TERMINATION OF THIS PLAN. The Board may at any time or from time to time, in its sole and absolute discretion, amend, suspend, terminate or discontinue this Plan and may amend the terms and conditions of any Awards granted hereunder, subject to (a) any required approval of any applicable regulatory authority or Exchange, and (b) any required approval of shareholders of the Company in accordance with the Policy or applicable law. Without limitation, shareholder approval shall not be required for the following amendments:

6.2.1	amendments to fix typographical errors;

6.2.2	amendments to clarify existing provisions of the Plan that do not have the effect of altering the scope, nature and intent of such provisions; and

6.2.3	amendments that are necessary to comply with applicable law or the requirements of the Exchange.

If this Plan is terminated, Awards granted or issued prior to the date of termination shall remain outstanding and in effect in accordance with their applicable terms and conditions.

6.3	AMENDMENTS TO AWARDS. Subject to compliance with applicable laws and Exchange policies, the Board may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively. No such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Board determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, this Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award.

SECTION 7	GENERAL PROVISIONS

7.1	NO RIGHTS TO AWARDS. No Eligible Person shall have any claim to be granted any Award under this Plan, or, having been selected to receive an Award under this Plan, to be selected to receive a future Award, and further there is no obligation for uniformity of treatment of Eligible Persons under this Plan. The terms and conditions of Awards need not be the same with respect to each recipient, subject to compliance with the terms of this Plan and the Policy.

7.2	WITHHOLDING. The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under this Plan the amount (in cash, Shares, other securities, or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under this Plan and to take such other action as may be necessary in the opinion of the Company to satisfy statutory withholding obligations for the payment of such taxes. Without in any way limiting the generality of the foregoing, whenever cash is to be paid on the redemption, exercise or vesting of an Award, the Company shall have the right to deduct from all cash payments made to a Participant any taxes required by law to be withheld with respect to such payments. Whenever Shares are to be delivered on the redemption, exercise or vesting of an Award, the Company shall have the right to deduct from any other amounts payable to the Participant any taxes required by law to be withheld with respect to such delivery of Shares, or if any payment due to the Participant is not sufficient to satisfy the withholding obligation, to require the Participant to remit to the Company in cash an amount sufficient to satisfy any taxes required by law to be withheld. At the sole discretion of the Board, a Participant may be permitted to satisfy the foregoing requirement by:

7.2.1	electing to have the Company withhold from delivery Shares having a value equal to the amount of tax required to be withheld, or

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7.2.2	delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or a portion of the Shares and to deliver to the Company from the sales proceeds an amount sufficient to pay the required withholding taxes.

For greater certainty, the application of this Section 7.2 to any payment due or transfer made under any Award or under this Plan shall not conflict with the policies of the Exchange that are in effect at the relevant time and the Company will obtain prior Exchange acceptance and/or shareholder approval of any application of this Section 7.2 if required pursuant to such policies.

7.3	NO LIMIT ON OTHER SECURITY BASED COMPENSATION ARRANGEMENTS. Subject to compliance with the Policy if the Shares are listed on the TSX Venture Exchange and compliance with the applicable limitations set out Section 4.1, nothing contained in this Plan shall prevent the Company or a subsidiary of the Company from adopting or continuing in effect other security based compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

7.4	NO RIGHT TO EMPLOYMENT. The grant of an Award shall not constitute an employment contract nor be construed as giving a Participant the right to be retained in the employ of the Company. Further, the Company may at any time dismiss a Participant from employment, free from any liability, or any claim under this Plan, unless otherwise expressly provided in this Plan or in any Award Agreement.

7.5	NO RIGHT AS SHAREHOLDER. Neither the Participant nor any representatives of a Participant’s estate shall have any rights whatsoever as shareholders in respect of any Shares covered by such Participant’s Award, until the date of issuance of a share certificate to such Participant or representatives of a Participant’s estate for such Shares.

7.6	CURRENCY. Unless expressly stated otherwise, all dollars amounts in this Plan are in Canadian dollars.

7.7	GOVERNING LAW. This Plan and all of the rights and obligations arising here from shall be interpreted and applied in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

7.8	SEVERABILITY. If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of this Plan and any such Award shall remain in full force and effect.

7.9	NO TRUST OR FUND CREATED. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured creditor of the Company.

7.10	NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award, and the Board shall determine whether cash, or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

7.11	HEADINGS. Headings are given to the Sections and Subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

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7.12	NO REPRESENTATION OR WARRANTY. The Company makes no representation or warranty as to the value of any Award granted pursuant to this Plan or as to the future value of any Shares issued pursuant to any Award.

7.13	NO REPRESENTATIONS OR COVENANTS WITH RESPECT TO TAX QUALIFICATION.

Although the Company may, in its discretion, endeavor to (i) qualify an Award for favourable Canadian tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under this Plan.

7.14	CONFLICT WITH AWARD AGREEMENT. In the event of any inconsistency or conflict between the provisions of this Plan and an Award Agreement, the provisions of this Plan shall govern for all purposes.

7.15	COMPLIANCE WITH LAWS. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Company is listed as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

7.15.1	obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

7.15.2	completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.

The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

SECTION 8	EFFECTIVE DATE OF THIS PLAN AND SHAREHOLDER APPROVAL

8.1	EFFECTIVE DATE AND SHAREHOLDER APPROVAL. This Plan shall become effective upon the date (the “Effective Date”) of approval by the Board and will remain subject to shareholder approval and Exchange approval, provided that, if the Company grants or issues Awards under this Plan that it would not otherwise be permitted to grant under its existing Option Plan, RSU Plan or DSU Plan prior to the requisite shareholder approval for this Plan having been obtained, the Company must also obtain specific (and separate) shareholder approval for such grants or issuances. If shareholder approval for this Plan is obtained after the Effective Date, no right under any Award (other than an Option, RSU or DSU which was or could have been granted under the Option Plan, RSU Plan, or DSU Plan, as applicable) that is granted or issued under this Plan prior to such shareholder approval may vest or be exercised, as applicable, before the date of the shareholders’ meeting held to approve this Plan and such grants or issuances (as applicable). The requisite shareholder approvals must be obtained in accordance with the Policy and, if the requisite shareholder approvals are not obtained, this Plan and all Awards granted hereunder (other than Options, RSUs or DSUs which were or could have been granted under the Option Plan, RSU Plan or DSU Plan, as applicable), will terminate.

Approved by the Board of Directors of the Company effective April 9, 2026.

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